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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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/x/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
STAPLES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STAPLES, INC.
500 Staples Drive
Framingham, Massachusetts 01702

Notice of Annual Meeting of Stockholders to be Held
on June   , 2001

    The Annual Meeting of Stockholders of Staples, Inc. will be held at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on June   , 2001 at  p.m., local time, to consider and act upon the following matters:

(1)
To elect three Class 1 Directors to serve for a three-year term expiring at the 2004 Annual Meeting of Stockholders.

(2)
To approve an amendment to the Company's Certificate of Incorporation to effect a recapitalization by reclassifying each share of Staples.com series of common stock into 0.4396 shares of Staples common stock and by reclassifying each share of Staples RD common stock into one share of Staples common stock, as more fully described in the accompanying proxy statement and the exhibits attached thereto.

(3)
To approve an amendment to the Company's Amended and Restated 1992 Equity Incentive Plan.

(4)
To ratify the selection of Ernst & Young LLP as Staples' independent auditors for the current fiscal year.

(5)
To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 11, 2001 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. The stock transfer books will remain open.

                      By Order of the Board of Directors,

                      Jack A. VanWoerkom,
                       Secretary

Framingham, Massachusetts
         , 2001

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE QUESTIONS AND ANSWERS BEGINNING ON PAGE 1 OF THIS PROXY STATEMENT AND THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

"STREET NAME" HOLDERS WHO PLAN TO ATTEND THE MEETING WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.

STAPLES, INC.
500 Staples Drive
Framingham, Massachusetts 01702

PROXY STATEMENT

for the Annual Meeting of Stockholders on June   , 2001

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Staples, Inc. ("Staples" or the "Company") for use at the Annual Meeting of Stockholders to be held on June   , 2001 beginning at      at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and at any adjournment or postponement of that meeting.

    Staples' Annual Report for the fiscal year ended February 3, 2001 was mailed to stockholders, along with these proxy materials on or about April  , 2001. Staples will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended February 3, 2001, as filed with the Securities and Exchange Commission, without exhibits. Please address all such requests to Staples, Inc., Attention: Corporate Secretary, 500 Staples Drive, Framingham, Massachusetts 01702.

What is the purpose of the Annual Meeting?

    At the Company's Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, approval of the proposed amendment to the Company's Certificate of Incorporation, approval of the proposed amendment to the Company's Amended and Restated 1992 Equity Incentive Plan, ratification of the Company's independent auditors and consideration of such other business as may properly come before the meeting.

Who is entitled to vote?

    Only stockholders of record at the close of business on the record date, April 11, 2001, are entitled to receive notice of the Annual Meeting and to vote their shares of common stock at the meeting, or any postponement or adjournment of the meeting. Holders of common stock are entitled to one vote per share.

Who can attend the meeting?

    All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

    Except with respect to Proposal 2 regarding approval of the proposed amendment to the Company's Certificate of Incorporation, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Staples Retail and Delivery Common Stock ("Staples RD Stock") and Staples.com Common Stock ("Staples.com Stock") outstanding on the record date will constitute a quorum, permitting business to be conducted at the meeting. With respect to Proposal 2 regarding approval of the proposed amendment of the Company's Certificate of Incorporation, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of each of Staples RD Stock and Staples.com Stock outstanding on the record date will constitute a quorom. As of the record date,            shares of Staples RD Stock and      shares of Staples.com Stock were outstanding and entitled to vote. Proxies received marked as withholding authority, abstentions, and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

    If you complete, sign and return the accompanying proxy card, it will be voted as you direct. If no choice is specified on a signed proxy card, the persons named as proxies will vote in favor of the matters to be voted upon. If you are a stockholder as of the record date and attend the meeting you may deliver your completed proxy card or vote in person at the meeting.

Can I submit a proxy by the Internet or by telephone?

    If you are a registered stockholder (you hold your stock in your own name), you may submit a proxy by the Internet by following the instructions at http://www.eproxy.com/SPLS or by telephone by calling 1-800-840-1208. If your shares are held in "street name" you will need to contact your broker or other nominee to determine whether you will be able to submit a proxy by the Internet or by telephone.

Can I change my proxy after I return my proxy card?

    Yes. Any proxy may be revoked by a stockholder at any time before it is exercised at the Annual Meeting by delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.

What is the vote required to approve each matter?

    Election of Directors — The affirmative vote of the holders of a plurality of the votes of the shares of common stock voting on the matter is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be counted as a vote cast on such matter, although it will be counted for purposes of determining whether there is a quorum.

    Amendments to the Company's Certificate of Incorporation — The affirmative vote of both the holders of a majority of the shares of Staples' two series of common stock outstanding on the record date voting together as a class and the holders of a majority of the shares of each series of Staples common stock outstanding on the record date (without giving effect to shares of Staples.com Stock represented by Staples RD's retained interest in those shares) voting separately as a class is required to approve the proposed amendment to the Company's Certificate of Incorporation. A properly executed proxy marked "ABSTAIN", or "broker non-votes", indicating that the record holder does not have discretionary authority to vote on such matter, will not be counted as a vote in favor of such matter, although they will be counted for purposes of determining a quorum. Accordingly, abstentions and "broker non-votes" will have the same effect as a vote against the approval of the proposed amendments to the Company's Certificate of Incorporation.

    Amendments to the Company's Amended and Restated 1992 Equity Incentive Plan — The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required to approve the amendments to the Company's Amended and Restated 1992 Equity Incentive Plan. A properly executed proxy marked "ABSTAIN", or "broker non-votes", indicating that the record holder does not have discretionary authority to vote on such matter, will not be counted as a vote cast on such matter, although they will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions and "broker non-votes" will have no effect on the vote to approve the proposed amendments to the Company's Amended and Restated 1992 Equity Incentive Plan.

    Independent Auditors — The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year. A properly executed proxy marked "ABSTAIN" will not be counted as a vote cast on such matter, although it will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions will have no effect on the vote to ratify the selection of Ernst & Young LLP.

Are there other matters to be voted on at the meeting?

    The Board of Directors does not know of any other matters which may come before the meeting. If any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment.

    All references in this Proxy Statement to historical transactions in common stock reflect the three-for-two stock splits of Staples RD Stock effected in the form of 50% stock dividends distributed on January 30, 1998 and January 28, 1999 and the recapitalization effected through a one-for-two reverse stock split of Staples.com Stock that was effected by an exchange on April 5, 2000.

PROPOSAL 1—ELECTION OF DIRECTORS

    Staples' Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms (in all cases subject to the election and qualification of their successors or to the earlier of their death, resignation or removal). The persons named in the enclosed proxy will, upon receipt of a properly executed proxy, vote to elect James L. Moody, Jr., Martin Trust and Paul F. Walsh as Class 1 Directors for a term expiring at the 2004 Annual Meeting, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a Class 1 Director of Staples. All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

    Set forth below are the names and certain information with respect to each of the nominees to serve as Director of Staples.

Nominees To Serve As Directors For A Three-Year Term Expiring At The 2004 Annual Meeting
(Class 1 Directors)

Served as Director Since
James L. Moody, Jr., Lead Director, age 69 Chairman of the Board of Hannaford Bros. Co., a food retailer, from May 1984 until his retirement in May 1997. Mr. Moody is a Director of UNUM/Provident Corporation; IDEXX Laboratories, Inc.; and Empire Company Limited, a publicly traded Canadian company.	1995
Martin Trust, age 66 President and Chief Executive Officer of Mast Industries, Inc., a contract manufacturer, importer and wholesaler of women's apparel, and wholly-owned subsidiary of The Limited, Inc., since 1970. Mr. Trust is also a Director of The Limited, Inc.	1987

Paul F. Walsh, age 51
Chairman and Chief Executive Officer of Clareon Corporation, a global Internet business-to-business payment network, since March 2000. In addition, he has served as Chairman and Chief Executive Officer of MaineStay Holdings, a private equity investment firm, since September 1998. In January 1999, MaineStay Holdings formed a partnership with Berkshire Partners and BancBoston Capital, two equity investment firms in Boston, resulting in the creation of iDEAL Partners, of which Mr. Walsh served as Chairman and Chief Executive Officer from January 1999 to March 2000. From February 1995 to September 1998, Mr. Walsh was President and Chief Executive Officer of Wright Express Corporation, an information and financial services company. From January 1990 to January 1995, Mr. Walsh was Chairman of BancOne Investor Services Corporation, a financial services company. Mr. Walsh is also a Director of Intelligent Controls, Inc.	1990

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

 PROPOSAL 2—APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A RECAPITALIZATION BY RECLASSIFYING THE STAPLES.COM AND STAPLES RD SERIES OF COMMON STOCK

    At the Annual Meeting, stockholders will be asked to consider and approve a proposal unanimously adopted by the Board of Directors to amend Staples' Certificate of Incorporation. If approved, the amendment (the "Amendment") will effect a recapitalization by eliminating the existing two separate series of the class of Staples common stock ("Staples Common Stock") and reclassifying those two series, currently designated as Staples.com Stock and Staples RD Stock, into Staples Common Stock. The Amendment would also provide that Staples could no longer issue common stock in series.

    If the Amendment is approved, each issued and outstanding share of Staples RD Stock (including treasury shares) will be reclassified into one share of Staples Common Stock and each issued and outstanding share of Staples.com Stock (including treasury shares) will be reclassified into 0.4396 shares of Staples Common Stock (the "Reclassification Ratio"). The Reclassification Ratio was determined by dividing $7.00 by the average of the last reported sales prices of Staples RD Stock on the Nasdaq National Market over the 20 trading days ended March 14, 2001 (the last trading day before the Capital Stock Committee's final determination of the Reclassification Ratio), which was $15.925. In lieu of any fractional shares to which a stockholder would otherwise be entitled, Staples will pay cash in an amount equal to the fractional share multiplied by $15.925.

    As set forth below, the directors of Staples have rescinded their purchases of shares of Staples.com Stock and therefore no shares of Staples Common Stock will be issued to the directors in connection with the reclassification of the Staples.com Stock.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT.

Background and Reasons for the Amendment

    The current Certificate of Incorporation provides that the capital structure of Staples, Inc. shall consist of two classes of stock, namely 2,100,000,000 shares of common stock, $0.0006 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. The Certificate of Incorporation further provides for the issuance of Staples common stock in two series. The first series consists of 1,500,000,000 shares and is designated as Staples RD Stock. The second series consists of 600,000,000 shares and is designated as Staples.com Stock.

    At a special meeting of stockholders held on November 9, 1999, Staples stockholders approved a proposal to amend Staples' Certificate of Incorporation to create a new series of common stock designated as Staples.com Stock and to reclassify each outstanding share of its then existing common stock into a share of Staples RD Stock. Staples created Staples.com Stock as a new series of common stock to enable investors to separately value the Staples.com business, enable Staples to raise capital and make acquisitions using Staples.com Stock, and enable Staples to provide more focused incentives to Staples.com management and employees.

    On February 18, 2000, Staples filed a registration statement with the SEC for a proposed public offering of Staples.com Stock. However, in view of market conditions, particularly those relating to Internet businesses, Staples decided to suspend its efforts to complete that public offering.

    In early March 2001, management recommended to the Staples Board of Directors that it consider eliminating the separate series of Staples.com Stock and recombine the two outstanding series of Staples common stock into a single class of common stock representing all of Staples' businesses.

    At a meeting held on March 5, 2001, the Board of Directors determined that the Amendment was advisable and in the best interests of all of Staples' stockholders for the following reasons:

  •
  The e-commerce businesses of Staples have become increasingly intertwined with the retail stores, catalog businesses and contract stationer operations of Staples. For example, the same customers often shop for products across each of these different channels. It has thus become critical to align incentives so that all channels share customers and are consistently rewarded for supporting a customer's ability to buy through as many channels as he or she wants. As a result, the Board believed that it is important to eliminate the administrative costs and management inefficiencies inherent in the operation of distinct business segments, to facilitate the effective coordination of Staples' businesses and to implement a capital structure that supports this operational model;

  •
  The lack of a public trading market for Staples.com Stock has made it difficult to use Staples.com Stock as an effective incentive to attract, retain and motivate Staples.com employees; and

  •
  The reclassification of Staples.com Stock and Staples RD Stock into Staples Common Stock would simplify Staples' reporting of its financial results and eliminate potential investor confusion.

    The Board of Directors considered the fact that Staples has the right, under its Certificate of Incorporation, to elect to exchange all outstanding shares of Staples.com Stock for Staples RD Stock at an exchange ratio currently reflecting a 20.83% premium over the fair market value of the Staples.com Stock. However, the Board determined that it would not be in the best interests of all stockholders for Staples to pay the premium required by this exchange right. In making its determination, the Board weighed several factors, including the fact that the Board was advised by management based on consultation with Staples' independent accountants that Staples would be required to recognize on-going compensation expense for options that are reclassified as a result of exercising this exchange right. The Board determined that this on-going compensation expense would negatively impact Staples as a whole.

    Recognizing the inherent conflict of interest it would have in establishing a reclassification ratio that is fair to all Staples shareholders, particularly since there is no public trading market for the Staples.com Stock, the Board authorized the Capital Stock Committee of the Board (1) to engage separate investment banking firms to render opinions as to the fairness of the proposed Reclassification Ratio to the holders of Staples.com Stock and to Staples respectively, and (2) to make a recommendation to the Board as to a reclassification ratio that would be in the best interest of all stockholders of Staples. The Board created the Capital Stock Committee shortly after the creation of the Staples.com Stock to assess and advise the Board as to the fairness of matters that may have disparate impacts on holders of Staples.com Stock and Staples RD Stock.

    On March 8, 2001, the Capital Stock Committee recommended a reclassification ratio that would result in the reclassification of each share of Staples.com Stock into shares of Staples RD Stock based on a value of $7.00 per share of Staples.com Stock and the fair market value of Staples RD Stock at the time the ratio was established. The resulting single series of Staples RD Stock was proposed to be redesignated as a new class of common stock that would no longer be issued in series. (The technical structure of the reclassification was subsequently changed such that each share of Staples.com Stock and each share of Staples RD Stock would be directly reclassified into shares of Staples Common Stock, as proposed in the Amendment.) The Capital Stock Committee then engaged Wit SoundView Corporation ("Wit SoundView") to render an opinion as to the fairness of this ratio to holders of Staples.com Stock from a financial point of view and engaged Thomas Weisel Partners LLC ("Thomas Weisel Partners") to render an opinion as to the fairness from a financial point of view, of this ratio to Staples. On March 15, 2001, the Capital Stock Committee met and, after receiving the opinions of Wit

SoundView and Thomas Weisel Partners referred to below, recommended a Reclassification Ratio of 0.4396 shares of Staples RD Stock (and thus 0.4396 shares of Staples Common Stock under the Amendment) for each share of Staples.com Stock. This ratio was determined by dividing $7.00 by $15.925, the average of the last reported sales prices of Staples RD Stock on the Nasdaq National Market over the 20 trading days ended March 14, 2001.

    On March 15, 2001, the Board of Directors met and approved the Reclassification Ratio and recommended that the holders of Staples.com Stock and holders of Staples RD Stock approve the Amendment. In making this recommendation, the Board considered:

  •
  The reasons for the Amendment discussed above;

  •
  The historical financial performance of the Staples.com business and management's expectations as to the future performance of the Staples.com business, including management's estimate that the business would achieve revenues exceeding $900 million for fiscal 2001 and profitability (or a nominal loss) for the fourth quarter of fiscal 2001;

  •
  The analyses and presentation of Thomas Weisel Partners summarized below and the opinion of Thomas Weisel Partners that, as of March 15, 2001, and subject to the considerations described in such opinion, the Reclassification Ratio was fair from a financial point of view to Staples;

  •
  The analyses and presentation of Wit SoundView summarized below and the opinion of Wit SoundView that, as of March 15, 2001, and subject to the considerations described in such opinion, the Reclassification Ratio was fair to holders of Staples.com Stock (other than Staples); and

  •
  The fact that, based on arms'-length transactions negotiated in December 2000, the venture capital holders of Staples.com Stock had agreed to sell approximately 65% of their shares to Staples at a price of $6.10 per share on January 12, 2001. See "Certain Relationships and Transactions" below.

Opinion of Thomas Weisel Partners LLC

    Under an engagement letter dated March 14, 2001, the Board of Directors of Staples retained Thomas Weisel Partners to render an opinion as to the fairness, from a financial point of view, of the Reclassification Ratio to Staples. The Capital Stock Committee of the Board of Directors and the Board of Directors selected Thomas Weisel Partners to render its opinion based on Thomas Weisel Partners' qualifications, experience and reputation and its knowledge of the retail and Internet industries. On March 15, 2001, Thomas Weisel Partners rendered to the Capital Stock Committee of the Board of Directors of Staples its oral opinion, subsequently confirmed in writing, that, as of March 15, 2001, based upon the assumptions made, matters considered and limits on review set forth in Thomas Weisel Partners' written opinion, the Reclassification Ratio was fair, from a financial point of view, to Staples.

    Thomas Weisel Partners was not retained to nor did it advise Staples with respect to determining the Reclassification Ratio, alternatives to the proposed reclassification (the "Reclassification") of the series of Staples common stock currently designated as Staples.com Stock and Staples RD Stock into shares of Staples Common Stock, or Staples' underlying decision to proceed with or effect the Reclassification. In addition, Thomas Weisel Partners did not express any opinion as to what the value of Staples Common Stock actually will be when issued pursuant to the Reclassification or the prices at which shares of Staples Common Stock will trade at any time.

    The full text of the written opinion of Thomas Weisel Partners, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken by Thomas Weisel Partners in delivering its opinion, is attached as Appendix A to this proxy statement. Stockholders are urged to, and should, read the opinion carefully and in its entirety. The following description of the opinion of Thomas Weisel Partners is only a summary of the written opinion and as such the following description is qualified by reference to the full text of the written opinion and is not a substitute for the written opinion.

    The opinion of Thomas Weisel Partners was directed to the Capital Stock Committee of the Board of Directors of Staples and the Board of Directors of Staples in their consideration of the Reclassification. The opinion does not constitute a recommendation to the stockholders of Staples as to how they should vote with respect to the Reclassification. The opinion addresses only the fairness, from a financial point of view, of the Reclassification Ratio to Staples. It does not address the relative merits of the Reclassification and any alternatives to the Reclassification, Staples' underlying decision to proceed with or effect the Reclassification, or any other aspect of the Reclassification. In furnishing its opinion, Thomas Weisel Partners did not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act of 1933, as amended (the "Securities Act"), nor did it admit that its opinion constitutes a report or valuation within the meaning of the Securities Act. The written opinion of Thomas Weisel Partners includes statements to this effect.

    In connection with its opinion, Thomas Weisel Partners, among other things:

  •
  reviewed certain publicly available financial and other data with respect to Staples and its Staples.com business ("Staples.com"), including the consolidated financial statements for recent years and interim periods to February 3, 2001, and certain other relevant financial and operating data relating to Staples and Staples.com made available to Thomas Weisel Partners from published sources and from the internal records of Staples;

  •
  reviewed the financial terms and conditions of the Reclassification set forth in a draft of this proxy statement dated March 15, 2001, which Staples made available to Thomas Weisel Partners;

  •
  reviewed certain publicly available information concerning the trading of, and the trading market for, Staples RD Stock;

  •
  compared Staples and Staples.com from a financial point of view with certain companies in the hardline retail and e-commerce industries that Thomas Weisel Partners deemed to be relevant;

  •
  considered the financial terms, to the extent publicly available, of selected recent business combinations and other transactions that Thomas Weisel Partners deemed to be comparable, in whole or in part, to the Reclassification;

  •
  reviewed and discussed with representatives of the managements of Staples and Staples.com certain information of a business and financial nature regarding Staples and Staples.com furnished to Thomas Weisel Partners by such representatives of management, including financial forecasts and related assumptions of Staples and Staples.com;

  •
  made inquiries regarding and discussed the Reclassification and the draft proxy provided to Thomas Weisel Partners and other related matters with Staples' counsel; and

  •
  performed such other analyses and examinations as Thomas Weisel Partners deemed appropriate.

    In preparing its opinion, Thomas Weisel Partners did not assume any responsibility to independently verify any of the information referred to above. Instead, with Staples' consent, Thomas Weisel Partners relied on such information being accurate and complete in all material respects. Thomas Weisel Partners also made the following assumptions, in each case with Staples' consent:

  •
  with respect to the financial forecasts for Staples and Staples.com provided to Thomas Weisel Partners by the managements of Staples and Staples.com, except as described in its opinion, upon the advice of such management and with their consent, Thomas Weisel Partners assumed for purposes of its opinion, that the forecasts, including assumptions regarding funding of the capital requirements of Staples.com, had been reasonably prepared on bases reflecting the best available estimates and judgments of the respective managements of Staples and Staples.com at the time of preparation as to the future financial performance of Staples and Staples.com, and that such forecasts provided a reasonable basis upon which Thomas Weisel Partners could form its opinion;

  •
  that there had been no material changes in the assets, financial condition, results of operations, business or prospects of Staples or Staples.com since the respective dates of their last financial statements made available to Thomas Weisel Partners;

  •
  that the Reclassification would be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations; and

  •
  that the Reclassification would be consummated in accordance with the terms described in the draft proxy statement provided to Thomas Weisel Partners, without further amendment thereto.

    With respect to the forecasts for Staples.com provided to Thomas Weisel Partners by management of Staples.com, for purposes of certain analyses performed by Thomas Weisel Partners, Thomas Weisel Partners considered adjustments to such forecasts to reflect alternative assumptions to those made by the management of Staples.com regarding certain expenses and discussed these adjustments with Staples' management and Staples' management acknowledged Thomas Weisel Partners' consideration of such adjusted forecasts in arriving at its opinion.

    Staples and Staples.com do not publicly disclose internal management forecasts of the type provided to Thomas Weisel Partners by the managements of Staples and Staples.com in connection with the review by Thomas Weisel Partners of the Reclassification. These forecasts were not prepared with a view toward public disclosure. In addition, these forecasts were based upon numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in these forecasts. Thomas Weisel Partners did not assume any liability for these forecasts.

    In addition, for purposes of its opinion:

  •
  Thomas Weisel Partners relied on advice of counsel and independent accountants to Staples as to all legal and financial reporting matters with respect to Staples and Staples.com, the Reclassification and the draft proxy statement provided to Thomas Weisel Partners; and

  •
  Thomas Weisel Partners did not assume responsibility for making an independent evaluation, appraisal or physical inspection of the assets or liabilities (contingent or otherwise) of Staples or Staples.com, nor was Thomas Weisel Partners furnished with any such appraisals.

    The opinion of Thomas Weisel Partners was based on economic, monetary, market and other conditions as in effect on, and the information made available to Thomas Weisel Partners as of, the date of its opinion. Accordingly, although subsequent developments may affect its opinion, Thomas Weisel Partners has not assumed any obligation to update, revise or reaffirm its opinion.

    The following represents a brief summary of the material financial analyses performed by Thomas Weisel Partners in connection with providing its opinion to the Capital Stock Committee of the Board of Directors of Staples and the Board of Directors of Staples. Some of the summaries of financial analyses performed by Thomas Weisel Partners include information presented in tabular format. In order to fully understand the financial analyses performed by Thomas Weisel Partners, Staples' stockholders should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Thomas Weisel Partners.

    Staples.com Comparable Companies Analysis.  Based on public and other available information, Thomas Weisel Partners calculated multiples of the aggregate value of selected companies in the e-commerce industry to estimated revenues for such companies for calendar years 2000 through 2002. For purposes of its analysis, Thomas Weisel Partners defined aggregate value as equity value plus debt less cash and cash equivalents. Thomas Weisel Partners selected the four companies listed below because Thomas Weisel Partners believed that they have operations similar to certain of the operations of Staples.com, but noted that none of these companies have the same management, composition, size or combination of businesses as Staples.com:

  •
  1-800-Flowers.com

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  1-800-Contacts, Inc.

  •
  Amazon.com

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  barnesandnoble.com, Inc.

    The following table summarizes the results of this analysis:

	Aggregate Value of Comparable Companies as a Multiple of Revenues
	Low		High
Actual 2000 Revenues	0.7	x	1.9	x
Estimated 2001 Revenues	0.7	x	1.6	x
Estimated 2002 Revenues	0.5	x	0.9	x

    While the comparable company analysis compared Staples.com to four companies in the e-commerce industry, Thomas Weisel Partners did not include every company that could be deemed to be a participant in this same industry or in specific sectors of this industry.

    Thomas Weisel Partners noted that the aggregate value for Staples.com implied by the Reclassification Ratio was $910 million based upon the average closing price of Staples RD Stock over the last 20 trading days ending on March 14, 2001, which represented multiples of 1.8x 2000 revenues, 1.0x estimated 2001 revenues and 0.7x estimated 2002 revenues.

    Staples.com Discounted Cash Flow Analysis.  Thomas Weisel Partners used cash flow forecasts of Staples.com for calendar years 2001 through 2005, as estimated by the management of Staples.com, to perform a discounted cash flow analysis. In conducting this analysis, Thomas Weisel Partners assumed that Staples.com would perform in accordance with these forecasts. Thomas Weisel Partners first estimated the terminal value of the projected cash flows by applying exit multiples to Staples.com estimated 2006 net income, which multiples ranged from 15.0x to 35.0x. Thomas Weisel Partners then discounted the cash flows projected through 2005 and the terminal values to present values using discount rates ranging from 15.0% to 30.0%. This analysis indicated a range of aggregate values, which were then reduced by Staples.com's estimated net debt, to calculate a range of equity values. This analysis implied equity values for Staples.com ranging from $544 million to $2,292 million. Thomas Weisel Partners noted that equity value of Staples.com implied by the Reclassification Ratio was $910 million based upon the average closing price of Staples RD Stock over the last 20 trading days ending on March 14, 2001.

    Thomas Weisel Partners also performed a similar discounted cash flow analysis using forecasts for Staples.com that were adjusted to reflect substantially higher expenses than reflected in the estimates prepared by Staples.com management. This analysis implied equity values for Staples.com ranging from $317 million to $1,528 million.

    Premiums Paid Analysis.  Thomas Weisel Partners reviewed the consideration paid in 39 U.S. minority "squeeze-out" transactions (i.e., transactions in which a majority shareholder acquires the minority shareholders' interests in a company in exchange for cash or shares) announced from January 1, 2000 through March 12, 2001. Thomas Weisel Partners calculated the premiums paid in these transactions over the applicable stock price of the acquired company (i.e., the amount by which the price that the majority shareholder paid for the minority shareholders' shares exceeded the market price of such shares) one day, one week and four weeks prior to the announcement of the acquisition offer. The following table summarizes the results of this analysis.

	Premium Over Target Stock Price One Day Prior to Announcement	Premium Over Target Stock Price One Week Prior to Announcement	Premium Over Target Stock Price 4 Weeks Prior to Announcement
Median	23.3%	38.9%	38.8%

    Thomas Weisel Partners noted that the Board of Directors of Staples determined that Staples would not exercise its right under the Certificate of Incorporation to exchange all of the outstanding shares of Staples.com Stock for Staples RD Stock at the premium to fair market value required by such exchange right.

    Staples Historical Stock Trading Analysis.  Thomas Weisel Partners analyzed the prices at which Staples RD Stock traded from March 10, 2000, when it closed at $19.38, through March 14, 2001 when it closed at $16.63. Thomas Weisel Partners noted, among other things, that the high closing price of Staples RD Stock was $22.88 on March 16, 2000, and that the low closing price of Staples RD Stock was $10.75 on November 14, 2000. Thomas Weisel Partners also noted that the 20, 30 60, 90 and 120-day closing stock price averages ranged from $13.70 to $16.12, with the 20-day average of $15.93 used to determine the Reclassification Ratio falling within this range.

    Staples Comparative Stock Price Performance.  Thomas Weisel Partners also reviewed the recent stock price performance of Staples and compared its performance with an index comprised of selected hardline retailers and the S&P 500 index over the three-year period from March 9, 1998 through March 14, 2001. Thomas Weisel Partners noted that Staples RD Stock underperformed both the hardline retail index and the S&P 500 Index over this time period. However, compared to a specific peer group that included OfficeMax, Inc. and Office Depot, Inc. Staples RD Stock outperformed each of these companies' stocks over the three-year period from March 9, 1998 to March 7, 2001.

    Staples Comparable Companies Analysis.  Thomas Weisel Partners also compared Staples with selected companies in the hardline retail industry. Based on public and other available information, Thomas Weisel Partners calculated the multiples of the aggregate value of such companies to estimated revenue and earnings before interest and taxes ("EBIT") for such companies for 2001, as well as the multiples of price per share to estimated calendar year 2001 earnings per share ("EPS") for such companies. Thomas Weisel Partners selected the eight companies listed below because Thomas Weisel Partners believed that they have operations similar to certain of the operations of Staples, but noted that none of these companies have the same management, composition, size or combination of businesses as Staples:

  •
  Bed, Bath & Beyond, Inc.

  •
  Best Buy Co., Inc.

  •
  Circuit City Stores, Inc.

  •
  Linens'N'Things, Inc.

  •
  Lowes Companies, Inc.

  •
  Office Depot, Inc.

  •
  OfficeMax, Inc.

  •
  The Home Depot, Inc.

    The following tables summarizes the results of this analysis:

	Aggregate Value of Comparable Companies as a Multiple of Revenues, EBIT and EPS
	Low		Median		High
2001 Revenues	0.1	x	0.6	x	2.8	x
2001 EBIT	9.9	x	15.4	x	24.1	x
2001 EPS	11.9	x	24.3	x	42.1	x

    Thomas Weisel Partners noted that, as of March 14, 2001, Staples' aggregate value was 0.7x estimated 2001 revenue and 15.1x estimated 2001 EBIT, and Staples' share price was 23.6x estimated 2001 EPS.

    While the comparable company analysis compared Staples to eight companies in the hardline retail industry, Thomas Weisel Partners did not include every company that could be deemed to be a participant in this same industry or in specific sectors of this industry.

    Pro Forma Consequences Analysis.  Using estimates and financial forecasts prepared by Wall Street analysts for Staples and by Staples.com management for Staples.com, Thomas Weisel Partners reviewed the pro forma effect of the Reclassification on the estimated earnings per share of Staples for fiscal years 2001 through 2005. Thomas Weisel Partners then compared the earnings per share of the pro forma company taking into account the Reclassification to the forecasted earnings per share of Staples before the Reclassification. The following table summarizes the results of this analysis:

Pro Forma Earnings per Share Accretion/(Dilution)
Fiscal year 2001	$(0.01)
Fiscal year 2002	$(0.01)
Fiscal year 2003	$(0.01)
Fiscal year 2004	$0.00
Fiscal year 2005	$0.00

    The foregoing description is only a summary of the analyses and examinations that Thomas Weisel Partners deems material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Thomas Weisel Partners. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Thomas Weisel Partners believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to us. In addition, Thomas Weisel Partners may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Thomas Weisel Partners with respect to the actual value of Staples or Staples.com.

    In performing its analyses, Thomas Weisel Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Staples and Staples.com. The analyses performed by Thomas Weisel Partners are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by Thomas Weisel Partners with respect to the fairness, from a financial point of view, of the Reclassification Ratio to Staples, and were provided to the Capital Stock Committee of the Board of Directors of Staples and the Board of Directors of Staples in connection with the delivery of the Thomas Weisel Partners opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

    The Reclassification Ratio was determined and approved by the Capital Stock Committee and the Board of Directors of Staples. The opinion and presentation of Thomas Weisel Partners to the Capital Stock Committee and the Board of Directors of Staples were among many factors that the Capital Stock Committee and the Board of Directors of Staples took into consideration in approving, and recommending that the stockholders approve, the Amendment and the Reclassification Ratio.

    Under its engagement letter dated March 14, 2001, Staples agreed to pay Thomas Weisel Partners a fee upon delivery of its opinion. The Board of Directors of Staples was aware of this fee structure and took it into account in considering the Thomas Weisel Partners opinion and in approving the Reclassification. Further, Staples agreed to reimburse Thomas Weisel Partners for its reasonable out-of-pocket expenses and to indemnify Thomas Weisel Partners, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against specific liabilities, including liabilities under the federal securities laws.

    In the ordinary course of its business, Thomas Weisel Partners actively trades the equity securities of Staples for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.

Opinion of Wit SoundView Corporation

    Under an engagement letter dated March 15, 2001, Staples retained Wit SoundView Corporation to provide a fairness opinion to the Capital Stock Committee and the Board of Directors of Staples in connection with the Amendment. The Capital Stock Committee selected Wit SoundView to render its opinion based on Wit SoundView's qualifications, experience and reputation and its knowledge of Internet industries. At a meeting of the Capital Stock Committee on March 15, 2001, Wit SoundView delivered its opinion as investment bankers that, as of March 15, 2001, and based upon and subject to the various assumptions, limitations and considerations set forth in such opinion, the Reclassification Ratio was fair, from a financial point of view, to the holders of Staples.com Stock (other than Staples and its subsidiaries).

    The full text of Wit SoundView's opinion is attached as Appendix B to this proxy statement and sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations of the review undertaken by Wit SoundView in rendering its opinion. Holders of Staples.com Stock are urged to, and should, read the opinion carefully and in its entirety. Wit SoundView's opinion is directed to the Capital Stock Committee and the Board of Directors of Staples and addresses only the fairness, from a financial point of view, of the Reclassification Ratio to holders of Staples.com Stock (other than Staples and its subsidiaries) as of the date of the opinion. Wit SoundView's opinion does not constitute a recommendation to the Capital Stock Committee or the Board of Directors of Staples, and does not constitute a recommendation to Staples shareholders, as to how such Directors or shareholders should vote with respect to the Amendment, and does not address the underlying business decision of the Capital Stock Committee or the Board of Directors of Staples to proceed with or effect the Amendment.

    The summary of the opinion of Wit SoundView set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

    In conducting its analysis and arriving at its opinion, Wit SoundView, among things:

  •
  reviewed certain financial and operating information relating to the businesses, operations and prospects of the Staples.com business, including forecasts and projections, provided to Wit SoundView by the management of the Staples.com business;

  •
  reviewed certain publicly available financial information relating to certain other companies Wit SoundView deemed to be reasonably comparable to the Staples.com business and the trading markets for certain of such companies' securities;

  •
  conducted discussions with certain members of senior management of the Staples.com and Staples businesses concerning the business and operations, assets, present condition and future prospects of Staples.com;

  •
  reviewed the publicly available financial terms of certain other transactions which Wit SoundView believed to be generally relevant; and

  •
  performed such other analyses, examinations and procedures, reviewed such other agreements and documents, and considered such other factors, as Wit SoundView deemed, in its sole judgment, to be necessary, appropriate or relevant to render its opinion.

    Wit SoundView also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities valuation in general. Wit SoundView's opinion was necessarily based upon economic, market, financial and other conditions as they existed and could be evaluated as of the date of Wit SoundView's opinion; Wit SoundView assumed no responsibility to make or revise its opinion based upon events or circumstances occurring after the date of its opinion.

    In arriving at its opinion, Wit SoundView did not make, obtain or assume any responsibility for any independent evaluation or appraisal of any of the properties or facilities or any of the assets or liabilities (contingent or otherwise) of the Staples.com business. Wit SoundView assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise made available to it in arriving at its opinion and did not attempt independently to verify, or undertake any obligation to verify, such information. Wit SoundView further relied upon the assurances of the managements of Staples and the Staples.com business that they were not aware of any facts that would make such information inaccurate or misleading. In addition, Wit SoundView assumed that the forecasts and projections provided to them by the managements of Staples and the Staples.com business represented their best currently available estimates and judgments as to the future financial conditions and results of operations of the Staples.com business, and assumed that such forecasts and projections were reasonably prepared based on such estimates and judgments. Wit SoundView assumed no responsibility for and expressed no view as to such forecasts and projections or the assumptions on which they were based.

    The following is a summary of the material analyses performed by Wit SoundView in connection with the preparation of its opinion. Certain of this information is presented in tabular format. In order to understand fully these financial analyses, the tables must be read together with the text of the summary of each analysis. The tables alone do not constitute a complete description of the analyses.

    Discounted Cash Flow Analysis.  Wit SoundView performed a discounted cash flow analysis of the Staples.com business for the years 2001 through 2005. All estimates for revenue and gross profit were based on calendar years. The projections of financial performance were made by management of the

Staples.com business. Wit SoundView calculated a range of implied equity values per share of Staples.com Stock based upon the sum of the discounted net present value of the Staples.com business's five-year stream of projected unleveraged free cash flows plus the discounted net present value of the terminal value based on a range of multiples of the projected 2005 net income of the Staples.com business.

    Using discount rates ranging from 20% to 30% and terminal value multiples of projected 2005 net income ranging from 21.0x to 25.0x, Wit SoundView calculated the following range of implied equity values per share of Staples.com Stock:

	Low	High
Implied Range of Equity Value per share of Staples.com Stock	$5.41	$9.45

    Comparable Company Trading Analysis.  Wit SoundView reviewed certain publicly available financial information of selected publicly traded Internet retail companies, which Wit SoundView deemed to be generally comparable to the Staples.com business for the purpose of this analysis. The companies used in this review were:

  •
  Amazon.com Inc.

  •
  barnesandnoble.com Inc.

  •
  Beyond.com Corporation

  •
  Drugstore.com, Inc.

  •
  eBay Inc.

  •
  Open Market, Inc.

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  Onvia.com, Inc.

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  priceline.com Inc.

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  Travelocity.com Inc.

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  Webvan Group, Inc.

    In its analysis, Wit SoundView determined multiples for selected measures of financial performance for the comparable companies, including market value of common stock on a fully diluted basis (based on closing prices of March 13, 2001) as a multiple of:

  •
  estimated calendar year revenues for 2001 and 2002, as projected by research analysts; and

  •
  estimated calendar year gross profit for 2001 and 2002, as projected by research analysts.

    The following table sets forth the results of this analysis:

	Market Value of Common Stock as a Multiple of:
	Revenues				Gross Profit
	2001E		2002E		2001E		2002E
High	13.4	x	9.4	x	16.5	x	11.4	x
Low	0.1	x	0.3	x	0.6	x	1.1	x
Median	0.5	x	0.8	x	2.1	x	1.8	x
Mean	2.2	x	2.1	x	3.8	x	3.6	x

    Based on the median multiples identified above, this analysis implied a range of value for the Staples.com Stock of $4.77 to $9.53 per share.

    Wit SoundView noted that no company used in the foregoing analysis is directly comparable to Staples.com. Accordingly, Wit SoundView did not rely solely on the mathematical results of the analysis but also made qualitative judgments concerning the differences in financial and operating characteristics of these companies and other factors and issues that could affect the value of the companies to which Staples.com was compared.

    Precedent Transactions Analysis.  Based on publicly available information, Wit SoundView reviewed certain financial terms of selected merger and acquisition transactions announced between January 1, 2000 and March 10, 2001 involving Internet companies that, in Wit SoundView's judgement, were generally comparable to Staples.com. The six selected transactions included (target/acquiror):

  •
  About.com Inc./Primedia Inc.

  •
  Fatbrain.com Inc./barnesandnoble.com Inc.

  •
  CD Now Inc./Bertlesmann AG

  •
  Homegrocer.com Inc/Webvan Group Inc.

  •
  Exactis.com Inc./24/7 Media Inc.

  •
  UBID Inc./ CMGI Inc.

    Wit SoundView calculated the enterprise value of the target company, calculated as the value of consideration paid for common equity of the target (based on share prices at the date of public announcement) plus net debt (debt less cash) of the target, as a multiple of revenues and gross profit for the latest publicly available twelve-month period prior to the public announcement of the transaction. The following table summarizes this analysis:

	Enterprise Value as a Multiple of:
	LTM Revenues		LTM Gross Profit
High	38.4	x	189.8	x
Low	0.7	x	3.4	x
Median	5.2	x	16.3	x
Mean	12.7	x	46.0	x

    Based on the median multiples identified above, this analysis implied a range of value for the Staples.com Stock of $3.39 to $7.88 per share.

    Wit SoundView noted that no company or transaction used in the foregoing analysis was directly comparable to Staples.com or the Reclassification. Wit SoundView also noted that none of these transactions took place under market conditions or competitive conditions or circumstances that, as of the date of Wit SoundView's opinion, were directly comparable to the Reclassification. Accordingly, Wit SoundView did not rely solely on the mathematical results of the analysis but also made qualitative judgments concerning the differences in financial and operating characteristics of these companies and transactions and other factors and issues that could affect the value of the companies or transactions to which Staples.com or the Reclassification were compared.

    Contribution Analysis.  Wit SoundView calculated the respective percentage contributions of the Staples.com business and the remaining operations of Staples to Staples' consolidated revenues and gross profit for fiscal 2000 and, based on the respective managements' projections, estimated contributions for fiscal 2001 and 2002. Wit SoundView then compared those respective percentage contributions to the implied equity value of the Staples.com business based on an assumed equity value of $7.00 per share, and of the remaining Staples operation, based on the average of the closing prices of the Staples.com Stock for the twenty trading days ended March 14, 2001, less $7.00 per share.

    The following table summarizes this analysis:

	Contribution
	Staples.com	Rest of Staples
FY 2000 Revenues	4.8%	95.2%
FY 2000 Gross Profit	4.3%	95.7%
FY 2001E Revenues	8.1%	91.9%
FY 2001E Gross Profit	7.4%	92.6%
FY 2002E Revenues	9.6%	90.4%
FY 2002E Gross Profit	8.8%	91.2%
Implied Equity Value	11.9%	88.1%

    In arriving at its opinion, Wit SoundView considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Wit SoundView believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Wit SoundView may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Wit SoundView's view of the actual value of the Staples.com Stock. In performing its analyses, Wit SoundView made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the managements of Staples and the Staples.com business. Any estimates contained in Wit SoundView's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

    The analyses performed were prepared solely as part of Wit SoundView's analysis of the fairness from a financial point of view to holders of Staples.com Stock (other than Staples and its subsidiaries) of the Reclassification Ratio and were conducted in connection with the delivery of Wit SoundView's opinion. The analyses do not purport to be appraisals or reflect the prices at which the Staples.com Stock might actually be sold.

    The Reclassification Ratio was determined and approved by the Capital Stock Committee and the Board of Directors of Staples. Wit SoundView's opinion and presentation to the Capital Stock Committee and the Board of Directors of Staples were among many factors taken into consideration by Capital Stock Committee and the Board of Directors of Staples in approving the Reclassification Ratio.

    Wit SoundView is an internationally recognized investment banking and advisory firm. Wit SoundView, as part of its business, in regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Wit SoundView's trading and brokerage activities, Wit SoundView or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or for the account of customers in the securities of Staples.

    Under its engagement letter, Wit SoundView received a fee upon delivery of its opinion. In addition, Staples has agreed to reimburse Wit SoundView for any out-of-pocket expenses incurred by Wit SoundView in connection with its engagement and to indemnify Wit SoundView and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Wit SoundView or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Wit SoundView's engagement.

    In the past, Wit SoundView has from time to time, and may in the future, perform certain financial advisory services for Staples for which it has received, and may in the future receive, a fee.

    General Atlantic Partners LLC and venture capital funds that it manages have an ownership interest in both Staples.com Stock and in Wit SoundView's parent, Wit SoundView Group, Inc., and William Ford, a managing member of General Atlantic Partners LLC, is a director of Wit SoundView Group, Inc.

Subsequent Events

    Following the public announcement of the proposed reclassification on March 20, 2001, various stockholders of Staples expressed concerns that the members of the Board of Directors of Staples would benefit from the exchange of their shares of Staples.com Stock pursuant to the Amendment. On March 29, 2001, the Board of Directors of Staples met to discuss these stockholder concerns. At this meeting, it was the consensus of the directors that, while the Board had followed a process designed to assure that the Reclassification Ratio was fair to all stockholders of Staples, it was important, in order to maintain Staples' reputation for the highest levels of integrity and good corporate governance, to eliminate even the appearance of any conflict of interest in the Board's consideration of the proposed reclassification. The Board discussed two alternatives: first, withdrawing the proposed reclassification, and second, eliminating the direct financial interest of the directors in the reclassification. The Board unanimously concluded that it was in the best interests of the stockholders to proceed with the proposed reclassification but that, to eliminate even the perception of a conflict of interest, all directors would agree to rescind their purchases of Staples.com Stock and cancel all of their options for Staples.com Stock.

    On April 1, 2001, the Board of Directors met and ratified the repurchase by Staples of all outstanding shares of Staples.com held by the directors at their original purchase price of $3.25 per share, without interest, and the cancellation of all options for Staples.com Stock held by the directors. Having agreed to rescind their purchases of, and cancel their options for, Staples.com Stock, the Board then reconsidered the Reclassification Ratio. The Board reviewed the financial performance of the Staples.com business and reviewed with representatives of Thomas Weisel Partners their analyses, which were presented to the Capital Stock Committee on March 15, 2001 and which were used by Thomas Weisel Partners in preparation of its opinion that, as of March 15, 2001, the Reclassification Ratio was fair from a financial point of view to Staples. After discussion, the Board concluded that the Reclassification Ratio was fair to the holders of Staples RD Stock and Staples.com Stock and reaffirmed its recommendation that the Amendment be approved by the stockholders of Staples.

Primary Effects and Consequences of the Amendment for Staples' Capitalization

    If the Amendment is approved and implemented, it will have the following effects, among others, on the capitalization of Staples and the current holders of both series of common stock:

    Effects on Number of Issued Shares of Common Stock.  Each issued and outstanding share of Staples RD Stock (including treasury shares) will be reclassified into one share of Staples Common Stock. Each issued and outstanding share of Staples.com Stock (including treasury shares) will be reclassified into 0.4396 of shares of Staples Common Stock. As of April   , 2001,      shares of Staples RD Stock and      shares of Staples.com Stock were issued and outstanding, excluding      shares attributable to Staples RD's retained interest of approximately  % in Staples.com Stock.

    Effects on Stock Options.  Each option to purchase shares of Staples RD Stock will automatically become an option to purchase the same number of shares of Staples Common Stock and each option to purchase shares of Staples.com Stock will automatically become an option to purchase a number of shares of Staples Common Stock equal to the number of shares of Staples.com Stock subject to such option multiplied by the Reclassification Ratio, with fractional shares rounded down to the nearest whole number. In the case of options for Staples RD Stock, the exercise price of each such option will be unaffected. In the case of Staples.com Stock, the exercise price of each such option shall be adjusted by dividing the current exercise price by the Reclassification Ratio (rounded up to the nearest whole cent), with the aggregate exercise price for such option remaining unchanged. As of April   , 2001, there were options outstanding to purchase      shares of Staples.com Stock.

    Effects on Stock Option and Employee Stock Purchase Plans.  Staples' various employee stock option and purchase plans allow Staples to grant stock options or awards for the purchase of shares of either series of Staples common stock. After the Amendment becomes effective, Staples intends to amend each such plan to provide that all future grants or awards shall be made in respect of shares of Staples Common Stock.

    Effects on Rights Agreement.  The Amendment will not require Staples to amend the Amended and Restated Rights Agreement, dated as of October 25, 1999, between Staples and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agreement"). Currently, each holder of Staples RD Stock holds 32/243rds of a right per share of Staples RD Stock. Each right entitles the holder to purchase one one-hundredth (1/100th) of a share of Series A Junior Participating Preferred Stock at an exercise price of $130 per right, subject to adjustment. After giving effect to the Amendment, each holder of Staples Common Stock (including former holders of Staples.com Stock) will hold 32/243rds of a right per share of Staples Common Stock. The number of rights held by current holders of Staples RD Stock will thus be unaffected by the Amendment. The rights will continue to be exercisable only upon the occurrence of certain conditions, as specified in the Rights Agreement.

Comparison of Common Stock Before and After Amendment

    The existing rights, powers, characteristics and limitations of shares of Staples RD Stock and Staples.com Stock are set forth in Article IV of the Certificate of Incorporation. The rights, powers, characteristics and limitations of the Staples Common Stock that will be issued pursuant to the Amendment will be set forth in the amended and restated Article IV of the Certificate of Incorporation. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, the form of Amendment to the Certificate of Incorporation set forth in Appendix C attached to this proxy statement.

Existing Tracking Stocks
	Proposed Common Stock	Staples RD Stock	Staples.com Stock
Basic Investment Characteristics:	Our common stock will reflect the performance of all our businesses.

We intend Staples RD Stock to reflect the performance of Staples RD. Staples RD currently includes:

• North American superstores

• North American delivery operations, including our catalog and contract stationer businesses, but excluding our e-commerce businesses

• European operations

• A retained interest in Staples.com, which is currently approximately 92%.
We intend Staples.com Stock to reflect the performance of Staples.com, our e-commerce business. Staples.com principally consists of the Staples.com, Quill.com and StaplesLink.com web sites.
Dividends:
Although our revolving credit agreement restricts the payment of cash dividends, we will otherwise be permitted to pay dividends out of the assets of Staples legally available for the payment of dividends under Delaware law.
Although our revolving credit agreement restricts the payment of cash dividends, we are otherwise permitted to pay dividends on Staples RD Stock out of the assets of Staples legally available for the payment of dividends under Delaware law, but the total of the amounts paid as dividends on Staples RD Stock cannot exceed the available dividend amount for Staples RD. The available dividend amount for Staples RD is based on the amount that would be legally available for the payment of dividends under Delaware law if Staples RD were a separate Delaware corporation and certain other assumptions were applied.
Although our revolving credit agreement restricts the payment of cash dividends, we are otherwise permitted to pay dividends on Staples.com Stock out of the assets of Staples legally available for the payment of dividends under Delaware law (and transfer corresponding amounts to Staples RD in respect of its retained interest), but the total of the amounts paid as dividends on Staples.com Stock (and the corresponding amounts transferred to Staples RD in respect of its retained interest) cannot exceed the available dividend amount for Staples.com. The available dividend amount for Staples.com is based on the amount that would be legally available for the payment of dividends under Delaware law if Staples.com were a separate Delaware corporation and Staples RD's retained interest in Staples.com were represented by outstanding shares.

Mandatory Dividend, Redemption or Exchange on Disposition of Assets:	None.	If we dispose of all or substantially all of the assets of Staples RD and the disposition is not an exempt disposition, we would be required to choose one of the following three alternatives:	If we dispose of all or substantially all of the assets of Staples.com and the disposition is not an exempt disposition, we would be required to choose one of the following three alternatives:
		• pay a dividend to holders of Staples RD Stock in an amount equal to their proportionate interest in the net proceeds of such disposition;	• pay a dividend to holders of Staples.com Stock in an amount equal to their proportionate interest in the net proceeds of such disposition;
		• redeem from holders of Staples RD Stock, for an amount equal to their proportionate interest in the net proceeds of such disposition, outstanding shares of Staples RD Stock; or	• redeem from holders of Staples.com Stock, for an amount equal to their proportionate interest in the net proceeds of such disposition, outstanding shares of Staples.com Stock; or
		• issue Staples.com Stock in exchange for outstanding Staples RD Stock at a 10% premium.	• issue Staples RD Stock in exchange for outstanding Staples.com Stock at a 10% premium.

At any time within one year after completing a special dividend or partial redemption referred to above, we would have the right to issue Staples.com Stock in exchange for outstanding Staples RD Stock at a 10% premium.
At any time within one year after completing a special dividend or partial redemption referred to above, we would have the right to issue Staples RD Stock in exchange for outstanding Staples.com Stock at a 10% premium.
Optional Exchange of One Series of Common Stock for the Other Series:	None.
We have the right, at any time, to issue shares of Staples.com Stock in exchange for outstanding shares of Staples RD Stock at a premium that was initially 25% (for exchanges occurring in the first three months after the original issuance of Staples.com Stock or options for Staples.com Stock) and declines ratably each three-month period over three years to 15%. The premium would currently be 20.83% and would decline to 20% for the period between May 9, 2001 and August 8, 2001.
We have the right, at any time, to issue shares of Staples RD Stock in exchange for outstanding shares of Staples.com Stock at a premium that was initially 25% (for exchanges occurring in the first three months after the original issuance of Staples.com Stock or options for Staples.com Stock) and declines ratably each three-month period over three years to 15%. The premium would currently be 20.83% and would decline to 20% for the period between May 9, 2001 and August 8, 2001.

In addition, we have the right, at any time Staples.com Stock exceeds 40% of Staples' total market capitalization but is below 60% of its total market capitalization, to issue shares of either series of common stock in exchange for outstanding shares of the other series of common stock on a value for value basis.
In addition, we have the right, at any time Staples.com Stock exceeds 40% of Staples' total market capitalization, but is below 60% of its total market capitalization, to issue shares of either series of common stock in exchange for outstanding shares of the other series of common stock on a value for value basis.
Exchange for Stock of a Subsidiary at Staples' Option:	None.
We have the right at any time to transfer all of the assets and liabilities of Staples RD to a subsidiary and deliver all of the stock of that subsidiary in exchange for all of the outstanding Staples RD Stock.
We have the right at any time to transfer all of the assets and liabilities of Staples.com to a subsidiary and deliver all of the stock of that subsidiary in exchange for all of the outstanding Staples.com Stock.

Voting Rights:	One vote per share.	One vote per share.	One vote per share.
		Holders of Staples RD Stock and Staples.com Stock vote together as a single class, except in limited circumstances.	Holders of Staples RD Stock and Staples.com Stock vote together as a single class, except in limited circumstances.
Liquidation:
Upon liquidation of Staples, holders of the proposed common stock will be entitled to receive the net assets of Staples, if any, available for distribution to stockholders (after payment or provision for all liabilities of Staples and payment of the liquidation preference payable to any holders of Preferred Stock).
Upon liquidation of Staples, holders of Staples RD Stock and Staples.com Stock are entitled to receive the net assets of Staples, if any, available for distribution to stockholders (after payment or provision for all liabilities of Staples and payment of the liquidation preference payable to any holders of Preferred Stock). Amounts due upon liquidation in respect of shares of Staples RD Stock and shares of Staples.com Stock would be distributed pro rata based on the number of liquidation units represented by the outstanding shares of each series. Each share of Staples.com Stock has one liquidation unit and each share of Staples RD Stock has 3.11281 liquidation units.
Upon liquidation of Staples, holders of Staples RD Stock and Staples.com Stock are entitled to receive the net assets of Staples, if any, available for distribution to stockholders (after payment or provision for all liabilities of Staples and payment of the liquidation preference payable to any holders of Preferred Stock). Amounts due upon liquidation in respect of shares of Staples RD Stock and shares of Staples.com Stock would be distributed pro rata based on the number of liquidation units represented by the outstanding shares of each series. Each share of Staples.com Stock has one liquidation unit and each share of Staples RD Stock has 3.11281 liquidation units.

Impact of Amendment on Staples' Nasdaq National Market Listing and Operations

    The shares of Staples RD Stock are quoted for trading on the Nasdaq National Market under the symbol "SPLS." The shares of Staples.com Stock are not listed or quoted for trading on any public stock exchange. After the Amendment becomes effective under Delaware law, the shares of Staples Common Stock will remain quoted for trading on the Nasdaq National Market under the symbol "SPLS".

    Staples expects that the Amendment will have no impact on its operations other than simplifying certain financial reporting, legal compliance, and corporate administrative processes.

Material U.S. Federal Income Tax Consequences

    The following discussion is a summary of the material U.S. federal income tax consequences of the reclassification of Staples.com Stock and Staples RD Stock into Staples Common Stock, and is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations, published positions of the Internal Revenue Service, and court decisions now in effect, all of which are subject to change, possibly with retroactive effect, and subject to differing interpretations. In particular, Congress could enact legislation affecting the treatment of stock with characteristics similar to the Staples.com Stock and Staples RD Stock or the Treasury Department could issue regulations or other guidance that change current law. Any future legislation or regulation (or other guidance) could apply retroactively to the proposed transactions relating to the reclassification of Staples.com Stock and Staples RD Stock into Staples Common Stock.

    This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to you in light of your personal circumstances, nor does it discuss state, local, and foreign tax consequences. Rather, it addresses only U.S. federal income tax considerations that may be relevant to U.S. shareholders who hold their existing Staples RD Stock and Staples.com Stock and will hold their Staples Common Stock as capital assets within the meaning of Section 1221 of the Code. The discussion may not apply to certain shareholders who are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, corporations subject to the alternative minimum tax, banks, dealers in securities, tax exempt organizations, persons that hold existing common stock as part of a straddle, hedging or conversion transaction, persons whose functional currency is not the U.S. dollar, or shareholders who acquire their stocks pursuant to the exercise of employee stock options or otherwise as compensation.

    You should consult your own tax adviser as to the application of the U.S. federal income tax laws to your particular situation, as well as to the applicability and effect of any state, local, foreign or other federal tax laws.

    Staples believes that the reclassification of shares of Staples.com Stock and Staples RD Stock into Staples Common Stock pursuant to the Amendment will be treated as a recapitalization under Section 368(a)(1)(E) of the Code and therefore (1) will not result in the recognition of any gain or loss by the holders of Staples RD Stock or the holders of Staples.com Stock (except where cash is received in lieu of fractional shares), (2) each shareholder's basis in the Staples Common Stock will be the same as such shareholder's basis in the Staples.com Stock (after adjustment for the basis attributable to fractional shares redeemed for cash) or the Staples RD Stock, as the case may be, surrendered therefor and (3) the holding period of the Staples Common Stock received by each shareholder will include the shareholder's holding period for the Staples.com Stock or the Staples RD Stock, as the case may be, surrendered therefor, provided that the Staples.com Stock or the Staples RD Stock, as the case may be, held on the date of the reclassification is a capital asset as defined in Section 1221 of the Code.

Rule 144 Restricted Securities

    The shares of Staples Common Stock issued as a result of the reclassification with respect to outstanding shares of Staples.com Stock that are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended, will continue to be "restricted securities." In accordance with the provisions of Rule 144, these restricted securities will not be available for public resale until they have been owned by the holder for a period of one year and the other requirements of Rule 144 have been satisfied. Rule 144 permits the holding period of securities surrendered in a recapitalization to be added, or "tacked," to the holding period of the shares acquired as a result of the recapitalization for purposes of satisfying the applicable one-year holding period under Rule 144. Accordingly, holders of shares of Staples.com Stock that are restricted securities will be able to "tack" their holding period of Staples.com Stock to their holding period of Staples Common Stock for purposes of satisfying the applicable one-year holding period under Rule 144.

Effective Time, Exchange of Certificates, Fractional Shares

    The Amendment will become effective when the corresponding certificate of amendment is filed with the Secretary of State of the State of Delaware. If approved, Staples expects to file the certificate of amendment as soon as practicable after the annual meeting. At the effective time, shares of Staples RD Stock and Staples.com Stock will become shares of Staples Common Stock without any action on your part.

    Promptly after the effective time, our transfer agent will mail each record holder of Staples.com Stock holding shares in certificated form, instructions and transmittal materials for effecting the surrender of stock certificates for Staples.com Stock in exchange for replacement certificates representing the number of whole shares of Staples Common Stock into which such shares of Staples.com Stock have been reclassified. Holders of Staples RD Stock will not have to surrender their certificates for new certificates representing Staples Common Stock.

    No fractional shares will be issued in connection with the Amendment. Instead, Staples will pay cash to holders who would otherwise be entitled to receive a fractional share (after aggregating all their holdings of Staples.com Stock) equal to such fractional share multiplied by $15.925.

    Please do not send any stock certificates with the enclosed proxy card, and do not surrender any stock certificates for replacement until you have received the proper transmittal materials from our transfer agent.

Interests of Certain Persons

    As of April 4, 2001, the members of the Board of Directors, including Thomas G. Stemberg and Ronald L. Sargent, beneficially owned a total of 13,127,469 shares of Staples RD Stock, or 2.84% of the shares of Staples RD Stock then outstanding, and beneficially owned no shares of Staples.com Stock.

    As of April 4, 2001, Staples' senior executive officers, including Messrs. Stemberg and Sargent, beneficially owned a total of 12,578,829 shares of Staples RD Stock, or 2.71% of the shares of Staples RD Stock then outstanding, and beneficially owned 2,938,196 shares of Staples.com Stock, or 2.34% of the shares of Staples.com Stock then outstanding (after giving effect to Staples RD's retained interest in the Staples.com Stock). Before giving effect to this retained interest, Staples' senior executive officers beneficially owned 32.75% of the shares of Staples.com Stock then outstanding. See "Beneficial Ownership of Common Stock."

    On March 29, 2001, in order to eliminate any perception of a conflict of interest in its consideration of the proposed reclassification, all members of the Board of Directors, including Messrs. Stemberg and Sargent, agreed to eliminate their direct financial interest in Staples.com Stock by entering into an agreement with Staples providing that: (1) each director would sell to Staples all of the shares of Staples.com Stock beneficially held by him or her at the original purchase price of $3.25 per share, without interest; (2) each director would cancel, for no consideration, all of his or her options for Staples.com Stock, and (3) Staples would indemnify each director for tax liability, if any, incurred by him or her as a result of such rescission and cancellation. Prior to this rescission and cancellation, the directors beneficially owned the following number of shares of Staples.com Stock: Mr. Stemberg (1,129,120); Mr. Sargent (596,840); each of Messrs. Heisey, Moriarty, Nakasone, Trust and Walsh (53,250); each of Messrs. Mitchell, Moody and Romney (52,600); and Ms. Whitman (51,950). Prior to

this rescission and cancellation, the directors as a group beneficially owned 2,308,460 shares of Staples.com Stock, or 1.82% of the shares of Staples.com Stock then outstanding (after giving effect to Staples RD's retained interest in the Staples.com Stock). Prior to this rescission and cancellation and before giving effect to this retained interest, the members of the Board of Directors beneficially owned 23.67% of the shares of Staples.com Stock then outstanding.

    Thomas Weisel Partners and Wit SoundView are full service securities firms engaged in securities trading and brokerage activities, as well as providing investment banking, financing, and financial advisory services. In the ordinary course of their trading, brokerage and financing activities, Thomas Weisel Partners and Wit SoundView or their affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own respective accounts, the account of Staples, or the accounts of their customers, in debt or equity securities of Staples. In the past, Wit SoundView has from time to time, and may in the future, perform certain financial advisory services for Staples for which it has received, and may in the future receive, a fee. Thomas Weisel Partners may also from time to time in the future provide financial advisory services to Staples, Inc. and may receive fees in the future in connection with such services.

Certain Relationships and Transactions

    Between November 1999 and January 2000, Staples sold an aggregate of 5,896,154 shares of Staples.com Stock to a group of investors, including General Atlantic Partners, L.P., Highland Capital Partners IV and Greylock IX Limited Partnership, at a purchase price of $3.25 per share. In connection with this transaction, all non-employee directors of Staples purchased an aggregate of 550,000 shares of Staples.com Stock.

    On January 12, 2001, Staples agreed to repurchase an aggregate of 3,832,500 shares of Staples.com Stock from a group of venture capital holders, including an aggregate of 3,100,000 shares from General Atlantic Partners, Highland Capital Partners IV and Greylock IX Limited Partnership and their affiliates, at a purchase price of $6.10 per share.

    Members of Staples' management team have acquired shares of Staples.com Stock upon exercise of stock options. Staples retains a right to repurchase a portion of the shares at their purchase price in the event the person ceases to provide services to Staples. Thirty-one members of Staples' management team, including 21 officers of Staples, borrowed an aggregate of $16.2 million from Boston Safe Deposit and Trust Company in order to pay for their shares. In addition, nine members of Staples' management team, including three officers, deferred the interest payments on their loans for a two year period. The principal amount and the interest on the loans are with full recourse to the individuals. Each of these persons entered into a pledge agreement with Boston Safe Deposit and Bank Company pursuant to which they pledged their shares of Staples.com Stock as collateral for the loan they received. Staples entered into a Line of Credit and Guaranty Agreement with Boston Safe Deposit and Trust Company pursuant to which Staples agreed to guarantee these loans. See "Directors and Executive Officers of Staples—Certain Relationships and Related Transactions."

No Appraisal Rights

    Under the Delaware General Corporation Law and Staples' Certificate of Incorporation, holders of shares of Staples RD Stock or Staples.com Stock will not have appraisal rights in connection with the proposed Amendment.

Pro Forma Financial Information

    Pro forma consolidated financial statements are attached to this proxy statement as Appendix D.

Recent Legal Proceedings

    On March 23, 2001, eight lawsuits were filed by Staples stockholders against Staples and each of its directors. On March 28, 2001, a ninth lawsuit was filed in a purported class action entitled Gebhardt v. Staples, Inc., et al. (C.A. No. 18784) against Staples and each of its directors. The lawsuits allege that the defendants breached their fiduciary duties to Staples' stockholders in connection with the proposed reclassification of Staples common stock. The Gebhardt lawsuit also alleges that the defendants allegedly violated Delaware law and various stock purchase agreements in connection with the proposed reclassification. The lawsuits were filed in the Chancery Court of the State of Delaware in and for New Castle County and seek injunctive relief against the reclassification and unspecified monetary damages. The Gebhardt lawsuit also seeks immediate discovery and immediate preliminary injunctive relief against the reclassification. Staples believes that the lawsuits are without merit and intends to vigorously defend against the claims.

Reservation of Rights

    The Board of Directors reserves the right to abandon the Amendment without further action by the stockholders at any time before the filing of the certificate of amendment with the Secretary of State of the State of Delaware, even if the Amendment has been authorized by the stockholders at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL, UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.

PROPOSAL 3—APPROVAL OF AN AMENDMENT TO THE COMPANY'S
AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN

    On March 5, 2001, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated 1992 Equity Incentive Plan (the "Plan") pursuant to which the number of shares of common stock, regardless of series, reserved for issuance under the Plan will be increased from 105,300,000 (which represents 122,850,000 authorized shares, adjusted for the one-for-two reverse split of Staples.com Stock, effective as of April 5, 2000) to 130,300,000. The Board of Directors believes that grants of options and other stock-based awards have been, and will continue to be, an important compensation element in attracting and retaining key employees who are expected to contribute to the Company's growth and success. The Board of Directors believes that the proposed increase in the number of shares issuable under the Plan will help the Company accomplish these goals and will keep the Company's equity incentive compensation competitive with that of its competitors.

    The following is a brief summary of the provisions of the Plan. This summary is qualified in all respects by reference to the full text of the Plan, copies of which are attached to the electronic copy of this proxy statement filed with the SEC, and may be accessed from the SEC's home page. In addition, a copy of the Plan may be obtained by making a written request to the Corporate Secretary of the Company.

Summary of the Plan

    Under the Plan, grants of options and restricted stock awards may be made with respect to either Staples RD Stock or Staples.com Stock, or both. The Plan is administered by the Compensation Committee of the Board of Directors, which is authorized, subject to the provisions of the Plan, to determine the officers, employees and consultants of Staples, and its subsidiaries, which are eligible to be granted awards under the Plan. As grants of awards to employees under the Plan are discretionary, the Company cannot now determine the number of shares covered by options or other awards to be granted to any particular executive officer, executive officers as a group, or non-executive officer employees as a group. Options may be granted at an exercise price not less than the fair market value of the common stock on the date of grant or at an exercise price not less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of Staples.

    Under the current Plan, up to 105,300,000 shares of existing common stock (regardless of series) may be available for grants of awards, and the shares of common stock issued under the Plan may be either authorized and unissued shares or treasury shares, as Staples may from time to time determine. As of April 11, 2001,      shares of common stock remain available for future awards. Under the amended Plan, up to 130,300,000 shares of common stock (regardless of series) will be available for issuance out of authorized and unissued or treasury shares, as Staples may from time to time determine. The maximum number of shares with respect to which awards may be granted to any one person may not exceed 3,037,500 shares in any calendar year. Shares subject to an option (or portion thereof) that expires or terminates unexercised, and shares of restricted stock that are repurchased, will thereafter again be available for grant under the Plan. If the proposed amendment to the Company's Certificate of Incorporation regarding the reclassification of Staples.com Stock is approved, the Board of Directors intends to amend the Plan to reflect the fact that only a single series of common stock exists.

Material U.S. Federal Income Tax Consequences

    The following is a brief description of the material U.S. federal income tax consequences generally arising with respect to awards under the Plan.

    The grant of an option will create no tax consequences for the participant or Staples. A participant will not recognize taxable income upon exercising an incentive stock option (within the meaning of Section 422 of the Code) ("ISO") (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant generally must recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise over the exercise price.

    If the participant does not hold the common stock acquired upon exercise of an ISO for at least one year from the date of exercise and two years from the date of grant (the "ISO Holding Period"), the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (2) the amount realized upon the disposition of the ISO shares minus the exercise price. The remaining gain, if any, will be a capital gain. A participant's disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO Holding Period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option).

    Generally, the Company will be entitled to a deduction equal to the amount recognized as ordinary income by a participant in connection with an option granted under the Plan. Any such deduction will be subject to the limitations of Section 162(m) of the Code. Generally, the Company is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO Holding Period prior to disposition of the shares.

    With respect to awards granted under the Plan that result in the payment or issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of shares received less any amount paid by the participant. Generally, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

    With respect to awards involving the issuance of shares that are restricted as to transferability or subject to a substantial risk of forfeiture (such as restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the shares at the first time the shares become transferable or not subject to a substantial risk of forfeiture, less any amount paid by the participant. However, if the participant makes an election under Section 83(b) of the Code within 30 days of the date of the grant, then the participant will recognize ordinary compensation income for the year in which the award is granted, in an amount equal to the difference between the fair market value of the shares at the time the award is granted and the purchase price paid for the shares. The participant will have a tax basis in the shares acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized. Generally, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN.

PROPOSAL 4—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as Staples' independent auditors for the current fiscal year. Ernst & Young LLP has served as Staples' independent auditors since Staples' inception. Although stockholder approval of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit fees

    Ernst & Young LLP billed the Company an aggregate of $910,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the fiscal year ended February 3, 2001 and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during that fiscal year.

Financial Information Systems Design and Implementation Fees

    Ernst & Young LLP billed the Company an aggregate of $448,000 in fees for professional services rendered to the Company and its affiliates for the fiscal year ended February 3, 2001 in connection with the design and implementation of financial information systems. These fees were billed by the consulting group of Ernst & Young LLP prior to that group's sale to Cap Gemini in May 2000.

All Other Fees

    Ernst & Young LLP billed the Company an aggregate of $8,245,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended February 3, 2001, including audit-related service fees of $645,000 and non-audit service fees of $7,600,000. Audit-related service fees include fees for pension and statutory audits, accounting consultations and SEC registration statements.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

OTHER MATTERS

    The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitation of proxies will be borne by Staples. In addition to solicitations by mail, Staples' directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Staples will reimburse them for their related out-of-pocket expenses.

    Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders should be directed to the Corporate Secretary at 500 Staples Drive, Framingham, MA 01702, and must be received not later than            for inclusion in the proxy statement for that meeting.

    The Company's By-laws require that the Company be given advance written notice of matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8 under the Securities Exchange Act of 1934). For the 2001 Annual Meeting of Stockholders, the Corporate Secretary of the Company must receive such notice at the address noted above on or after            but prior to             ; provided, however, if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, such matter shall have been mailed or delivered to the Corporate Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first.

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO SUBMIT YOUR PROXY. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

BENEFICIAL OWNERSHIP OF COMMON STOCK

    Except as otherwise noted, the following table sets forth the beneficial ownership of Staples RD Stock and Staples.com Stock as of April 4, 2001 (1) by each person who is known by Staples to beneficially own more than 5% of the outstanding shares of either series of common stock, (2) by each director and nominee for director, (3) by each of the senior executives named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (4) by all current directors and executive officers as a group:

	Staples RD Stock		Staples.com Stock
Name of Beneficial Owner 5% Stockholders	Number of shares beneficially owned (1)	Percentage of shares beneficially owned (2)	Number of shares beneficially owned (1)(3)		Percentage of shares beneficially owned (4)
FMR Corp. (5) 82 Devonshire Street Boston, MA 02109	55,588,366	12.21	—		—
Wellington Management Co., LLP (6) 75 State Street Boston, MA 02109	36,409,168	8.00	—		—
General Atlantic Partners (7) 3 Pickwick Plaza, Suite 200 Greenwich, CT 06830	—	—	807,693		*
Highland Capital Partners (8) 2 International Place Boston, MA 02110	—	—	538,462		*
Greylock IX Limited Partnership (9) One Federal Street Boston, MA 02110	—	—	323,078		*
Jeanne B. Lewis (10) Staples.com 500 Staples Drive Framingham, MA 01702	159,219	*	1,025,823		*
Directors and Senior Executives
Thomas G. Stemberg (11)	7,486,175	1.63	—	(28)	—
Martin Trust (12)	2,778,032	*	—	(28)	—
Ronald L. Sargent (13)	1,269,433	*	—	(28)	—
Robert C. Nakasone (14)	514,649	*	—	(28)	—
Rowland T. Moriarty (15)	379,513	*	—	(28)	—
Mary Elizabeth Burton (16)	209,907	*	—	(28)	—
Paul F. Walsh (17)	133,245	*	—	(28)	—
James L. Moody, Jr. (18)	96,855	*	—	(28)	—
W. Lawrence Heisey (19)	89,657	*	—	(28)	—
W. Mitt Romney (20)	79,477	*	—	(28)	—
Basil L. Anderson (21)	50,200	*	—	(28)	—
George J. Mitchell (22)	21,435	*	—	(28)	—
Margaret C. Whitman (23)	18,891	*	—	(28)	—
Joseph S. Vassalluzzo (24)	1,646,985	*	338,736		*
John J. Mahoney (25)	692,049	*	338,736		*
Susan S. Hoyt (26)	482,111	*	171,250		*
All current Directors and Executive Officers as a group (27 persons) (27)	16,950,960	3.65	2,938,196		2.33

* Less than 1%

(1)
Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. Each person or entity listed is deemed to beneficially own shares issuable upon the exercise of stock options that are exercisable within 60 days after April 4, 2001.

(2)
Number of shares deemed outstanding includes 455,506,271 shares of Staples RD Stock outstanding as of April 4, 2001 and any options for shares of Staples RD Stock that are exercisable within 60 days after April 4, 2001 held by the person or entity in question.

(3)
Amounts reflect a recapitalization effected through a one-for-two reverse stock split effected as an exchange approved by the Board on March 7, 2000 and effective on April 5, 2000.

(4)
Percentages are based on 124,521,911 shares of Staples.com Stock deemed outstanding as of April 4, 2001, which includes 7,796,500 shares of Staples.com Stock outstanding as of such date and the 116,725,411 shares of Staples.com Stock issuable in respect of Staples RD's retained interest in Staples.com.

(5)
Based on FMR Corp.'s Schedule 13G filed with the Securities and Exchange Commission as of February 15, 2001.

(6)
Based on Wellington Management Company, LLP's Schedule 13G filed with the Securities and Exchange Commission as of February 13, 2001.

(7)
Includes 681,523 shares beneficially owned by General Atlantic Partners 59, L.P. and 126,170 shares beneficially owned by GAP Coinvestment Partners II, L.P.

(8)
Includes 516,923 shares beneficially owned by Highland Capital Partners IV Limited Partnership and 21,539 shares beneficially owned by Highland Entrepreneurs' IV Limited Partnership.

(9)
Includes 161,539 shares beneficially owned by Greylock IX Limited Partnership, 150,008 shares beneficially owned by Greylock X Limited Partnership and 11,531 shares beneficially owned by Greylock X-A Limited Partnership.

(10)
Includes options for 132,370 shares of Staples RD Stock and 718,131 shares of Staples.com Stock that are exercisable within 60 days after April 4, 2001.

(11)
Includes options for 4,250,544 shares of Staples RD Stock that are exercisable within 60 days after April 4, 2001. Also includes 2,635 shares of Staples RD Stock owned by Thomas G. Stemberg 1999 Trust; 4,947 shares of Staples RD Stock owned by Mr. Stemberg's wife; 100,000 shares of Staples RD Stock owned by Thomas G. Stemberg 2000 Trust; 100,000 shares of Staples RD Stock owned by Thomas G. Stemberg 2000 Trust#2 and 150,000 shares of Staples RD Stock owned by Thomas G. Stemberg L.P.

(12)
Includes options for 70,312 shares of Staples RD Stock that are exercisable within 60 days after April 4, 2001. Also includes 17,083 shares of Staples RD Stock owned by Mr. Trust's wife; 2,358,106 shares of Staples RD Stock owned by Trust Investments; and 24,136 shares of Staples RD Stock owned by 1999 MTDT Descendants' Trust of which Mr. Trust is a Trustee.

(13)
Includes options for 1,004,063 shares of Staples RD Stock that are exercisable within 60 days after April 4, 2001.

(14)
Includes options for 108,753 shares of Staples RD Stock that are exercisable within 60 days after April 4, 2001. Also includes 400,696 shares of Staples RD Stock beneficially owned by Robert C. Nakasone Trust.

(15)
Includes options for 165,232 shares of Staples RD Stock that are exercisable within 60 days after April 4, 2001. Also includes 54,480 shares of Staples RD Stock beneficially owned by Mr. Moriarty's children; and 5,000 shares of Staples RD Stock beneficially owned by Cubex Money Purchase Plan and Trust, a retirement fund established for Mr. Moriarity's benefit.

(16)
Includes options for 145,907 shares of Staples RD Stock that are exercisable within 60 days after April 4, 2001.

(17)
Includes options for 108,280 shares of Staples RD Stock that are exercisable within 60 days after April 4, 2001. Also includes 165 shares of Staples RD Stock held by Paul F. Walsh, IRA.

(18)
Includes options for 64,500 shares of Staples RD Stock that are exercisable within 60 days after April 4, 2001.

(19)
Includes options for 49,668 shares of Staples RD Stock that are exercisable within 60 days after April 4, 2001. Also includes 25,000 shares of Staples RD Stock beneficially owned by Two Cents Worth, Inc., of which Mr. Heisey is controlling shareholder.

(20)
Includes options for 34,620 shares of Staples RD Stock that are exercisable within 60 days after April 4, 2001.

(21)
Includes options for 31,500 shares of Staples RD Stock that are exercisable within 60 days after April 4, 2001.

(22)
Includes options for 12,000 shares of Staples RD Stock that are exercisable within 60 days after April 4, 2001.

(23)
Includes options for 3,750 shares of Staples RD Stock that are exercisable within 60 days after April 4, 2001.

(24)
Includes options for 1,449,858 shares of Staples RD Stock and 19,368 shares of Staples.com Stock that are exercisable within 60 days after April 4, 2001.

(25)
Includes options for 592,690 shares of Staples RD Stock and 19,368 shares of Staples.com Stock that are exercisable within 60 days after April 4, 2001.

(26)
Includes options for 371,250 shares of Staples RD Stock and 10,760 shares of Staples.com Stock that are exercisable within 60 days after April 4, 2001.

(27)
Includes options for 9,174,609 shares of Staples RD Stock and 1,176,062 shares of Staples.com Stock that are exercisable within 60 days after April 4, 2001.

(28)
On March 29, 2001, each director agreed to sell to Staples, at the original purchase price of $3.25 per share, all of the shares of Staples.com Stock beneficially owned by him or her and to cancel, for no consideration, all of his or her options for Staples.com Stock. See "Proposal 2—Approval of an Amendment to the Company's Certificate of Incorporation to Effect a Recapitalization by Reclassifying the Staples.com and Staples RD Series of Common Stock—Interests of Certain Persons."

DIRECTORS AND EXECUTIVE OFFICERS OF STAPLES

    Set forth below are the names and certain information with respect to each current director (other than the nominees) and executive officer of Staples.

Director Serving a Term Expiring at the 2001 Annual Meeting (Class 1 Director)

Served as Director Since
W. Lawrence Heisey, age 70 Chairman Emeritus of Harlequin Enterprises Ltd. of Toronto, Canada, a publishing company, since July 1990. Mr. Heisey was a Director of The Business Depot, Ltd. prior to its acquisition by Staples in August 1994. Mr. Heisey will be retiring as a Director of Staples as of the 2001 Annual Meeting of Stockholders.	1994
Directors Serving a Term Expiring at the 2002 Annual Meeting (Class 2 Directors)
Served as Director Since
Mary Elizabeth Burton, age 49 Chief Executive Officer of BB Capital, Inc., an investment and consulting company, since July 1992. Ms. Burton was Chief Executive Officer of the Cosmetic Center, Inc., a chain of 250 specialty retail stores, from June 1998 to April 1999. She is also a Director of The Sports Authority, Inc.	1993
Rowland T. Moriarty, age 54 Chairman and Chief Executive Officer of Cubex Corporation, a consulting company, since 1981. Mr. Moriarty was a professor at Harvard Business School from September 1982 to September 1992. He is also a Director of Trammel Crow Company and Charles River Associates, Inc.	1986
W. Mitt Romney, age 54
As of February 19, 1999, Mr. Romney became the President and Chief Executive Officer of the Salt Lake Olympic Committee. Mr. Romney has also been Chief Executive Officer of Bain Capital, Inc., a firm that manages certain venture capital funds, since May 1992. Mr. Romney has been a general partner and the managing partner of each of Bain Capital Partners and Bain Venture Capital, both general partners of venture capital limited partnerships, since September 1984 and October 1987, respectively. He served as Chief Executive Officer of Bain & Company, Inc., a management consulting firm, from 1991 to 1993. Mr. Romney is also a Director of Marriott International, Inc.	1986
Margaret C. Whitman, age 44
President and Chief Executive Officer of eBay, Inc., an on-line auction company, since February 1998 and a Director of eBay since March 1998. From January 1997 to February 1998, Ms. Whitman was General Manager of the Preschool Division of Hasbro, Inc. From February 1995 to December 1996, Ms. Whitman was employed by FTD, Inc., most recently as President, Chief Executive Officer and a Director. From October 1992 to February 1995, Ms. Whitman was employed by the The Stride Rite Corporation, in various capacities, including President, Stride Rite Children's Group and Executive Vice President, Product Development, Marketing & Merchandising, Keds Division.	1999

Directors Serving a Term Expiring at the 2003 Annual Meeting (Class 3 Directors)

Served as Director Since
Basil L. Anderson, age 56 Executive Vice President—Finance and Chief Financial Officer of Campbell Soup Company, a food products manufacturer, since April 1996. Prior to joining Campbell Soup, Mr. Anderson was with Scott Paper Company where he served in a variety of capacities beginning in 1975, including Vice President and Chief Financial Officer from February 1993 to December 1995.	1997
George J. Mitchell, age 67 Special Counsel at the law firm of Verner, Liipfert, Bernhard, McPherson and Hand since 1995. Appointed to the United States Senate in 1980, Senator Mitchell served until he left the Senate in 1995 as Majority Leader, a position he had held since January 1989. Senator Mitchell is also a Director of The Walt Disney Company; Xerox Corporation; FedEx Corporation; UNUMProvident Corporation; Casella Waste Systems, Inc.; Starwood Hotels and Resorts and Unilever.	1998
Robert C. Nakasone, age 53 Chief Executive Officer of NAK Enterprises, L.L.C., an investment and consulting company, since January 2000. Prior to that he served as Chief Executive Officer of Toys "R" Us, Inc., a retail store chain, from February 1998 to September 1999. Previously, Mr. Nakasone served in other positions with Toys "R" Us including President and Chief Operating Officer from January 1994 to February 1998 and Vice Chairman and President of Worldwide Toy Stores from January 1989 to January 1994.	1986
Ronald L. Sargent, age 45 President and Chief Operating Officer of Staples since November 1998. Prior to that he served in various capacities since joining Staples in March 1989, including President—North American Operations from October 1997 to November 1998, President —Staples Contract & Commercial from June 1994 to October 1997, and Vice President—Staples Direct and Executive Vice President—Contract & Commercial from September 1991 until June 1994. Mr. Sargent is also a Director of Yankee Candle Corporation.	1999
Thomas G. Stemberg, age 52 Chairman of the Board of Directors and Chief Executive Officer of Staples since February 1988. Mr. Stemberg is also a Director of PETsMART, Inc.	1986

Board and Committee Meetings

    The Board of Directors has five standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Executive Committee and the Capital Stock Committee. Committee membership as of the record date was as follows:

Audit Committee	Compensation Committee
Basil L. Anderson, Chairman	Martin Trust, Chairman
Mary Elizabeth Burton	W. Lawrence Heisey
Paul F. Walsh	Robert C. Nakasone
Margaret C. Whitman
Corporate Governance Committee	Executive Committee
James L. Moody, Jr., Chairman	Robert C. Nakasone
George J. Mitchell	W. Mitt Romney
Rowland T. Moriarty	Thomas G. Stemberg
W. Mitt Romney
Capital Stock Committee
George J. Mitchell, Chairman
Basil L. Anderson
James L. Moody, Jr.

    The Audit Committee provides the opportunity for direct contact between Staples' independent auditors and the Board. This Committee reviews the auditors' performance in the annual audit and in assignments unrelated to the audit, reviews auditors' fees, discusses Staples' internal accounting control policies and procedures and considers and recommends the selection of Staples' independent auditors. The Audit Committee met four times during the fiscal year ended February 3, 2001.

    The Compensation Committee sets the compensation levels of executive officers (subject to review by the Board of Directors), provides recommendations to the Board regarding compensation programs, administers Staples' equity incentive, stock purchase and other employee benefit plans and authorizes option and restricted stock grants under the Amended and Restated 1992 Equity Incentive Plan and option grants under the 1997 United Kingdom Company Share Option Scheme. The Compensation Committee met four times during the fiscal year ended February 3, 2001.

    The Corporate Governance Committee provides recommendations to the Board regarding nominees for director, membership on the Board committees, and succession matters for the Chief Executive Officer. This Committee will consider director nominees recommended by stockholders. Stockholders who wish to recommend nominees for director should submit recommendations to the Corporate Secretary, who will forward them to the Corporate Governance Committee for consideration. The Corporate Governance Committee met three times during the fiscal year ended February 3, 2001.

    The Executive Committee of the Board of Directors is authorized, with certain exceptions, to exercise all of the powers of the Board in the management and affairs of Staples. It is intended that the Executive Committee shall take action only when reasonably necessary to expedite Staples' interests between regularly scheduled Board meetings. The Executive Committee did not meet during the fiscal year ended February 3, 2001.

    The Capital Stock Committee oversees the implementation of the cash management and allocation policies and inter-business arrangements and, when called upon by the Board, assesses and advises the Board as to the fairness of matters that may have disparate impacts on holders of Staples RD Stock and Staples.com Stock. Any such decision will be made by the committee in good faith and in a manner consistent with its fiduciary duties to Staples and to all of Staples' common stockholders after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of Staples common stock, including the holders of Staples.com Stock. The Capital Stock Committee may call its own meetings or the Board of Directors may request the committee to meet. The Capital Stock Committee met two times during the fiscal year ended February 3, 2001.

    The Board of Directors met five times during the fiscal year ended February 3, 2001. Each incumbent director attended at least 75% of the aggregate number of Board meetings and meetings of committees on which he or she then served, with the exception of Ms. Whitman. At its meeting on December 1, 2000, the Board of Directors voted to excuse Ms. Whitman from attending Board and committee meetings in 2001.

Director Compensation

    Under the Amended and Restated 1990 Director Stock Option Plan (the "Amended and Restated Director Plan") during the fiscal year ended February 3, 2001, directors were compensated exclusively through equity rather than receiving a portion of their compensation in cash. Accordingly, other than as indicated below and for reimbursement for expenses incurred in attending meetings of the directors, non-employee directors ("Outside Directors") did not receive any fees or other cash compensation for their services as directors. Senator Mitchell provides consulting services to the Company in return for an annual fee of $75,000. During the fiscal year ended February 3, 2001, the Company paid this fee to Senator Mitchell in the form of Staples RD Stock.

    The Amended and Restated Director Plan authorizes Staples to grant non-qualified stock options and make awards of Performance Accelerated Restricted Stock ("PARS") to Outside Directors. Under the Amended and Restated Director Plan, Outside Directors will automatically receive, upon initial election as a member of the Board of Directors, a grant of options to purchase 15,000 shares of Staples RD Stock and 5,000 shares of Staples.com Stock. In addition, on the date of the first regularly scheduled Board of Directors meeting following the end of each fiscal year, Outside Directors will automatically receive (1) a grant of options to purchase 3,000 shares of Staples RD Stock for each regularly scheduled meeting day of the Board of Directors that such Outside Director attended, up to a maximum of 15,000 shares of Staples RD Stock and (2) a grant of options to purchase 650 shares of Staples.com Stock for each regularly scheduled meeting day of the Board of Directors that such Outside Director attended, up to a maximum of 3,250 shares of Staples.com Stock.

    In addition, at the first regularly scheduled Board of Directors meeting following the end of each fiscal year of the Company in which performance targets are established relating to PARS awarded to executive officers of the Company, (1) each Outside Director shall be granted 400 PARS of Staples RD Stock for each regularly scheduled meeting day of the Board of Directors attended by such Director in the previous 12 months (up to a maximum of 2,000 PARS), (2) each Outside Director may be granted up to 100 PARS of Staples.com Stock for each regularly scheduled meeting day of the Board of Directors attended by such Director in the previous 12 months (up to a maximum of 500 PARS), and (3) the Lead Director (as defined in the Amended and Restated Director Plan) and the Chairman of each of the Audit, Capital Stock, Compensation, and Governance Committees of the Board of Directors shall be granted 200 PARS of common stock (of either, or a combination of both, series of common stock) for each regularly scheduled meeting day of the Board of Directors attended by such Outside Director in the previous 12 months (up to a maximum of 1,000 PARS).

    With respect to the fiscal year ended February 3, 2001 and in accordance with the Amended and Restated Director Plan, on March 5, 2001, each of Ms. Burton and Messrs. Anderson, Heisey, Mitchell, Moody, Moriarty, Nakasone, Romney, Trust and Walsh was granted an option to purchase 15,000 shares of Staples RD Stock, and an option to purchase 3,250 shares of Staples.com Stock; and Ms. Whitman was granted an option to purchase 6,000 shares of Staples RD Stock and an option to purchase 1,300 shares of Staples.com Stock. Each option to purchase Staples RD Stock was granted at an exercise price of $14.813 per share and each option to purchase Staples.com Stock was granted at an exercise price of $6.10 per share. On March 29, 2001, the directors agreed to cancel these and all other options granted to them for the purchase of Staples.com Stock. Pursuant to the Amended and Restated Director Plan, at the next Board of Directors meeting in which performance targets are established relating to PARS, the following will be awarded: Mr. Moody will be awarded 3,600 PARS of Staples RD Stock; Mr. Anderson will be awarded 2,800 PARS of Staples RD Stock; Mr. Trust will be awarded 2,800 PARS of Staples RD Stock; Mr. Mitchell will be awarded 2,200 PARS of Staples RD Stock; Ms. Burton and Messrs. Heisey, Moriarty, Nakasone, Romney and Walsh will each be awarded 2,000 PARS of Staples RD Stock; and Ms. Whitman will be awarded 800 PARS of Staples RD Stock. The Board of Directors does not plan to award additional PARS of Staples.com Stock to outside directors, as described in clause (2) of the preceding paragraph, at such meeting.

    All stock options granted under the Amended and Restated Director Plan are granted at an exercise price equal to the fair market value of the common stock on the date of grant. Options to purchase Staples RD Stock generally become exercisable on a cumulative basis in four equal annual installments, commencing on the first anniversary of the date of grant. Options to purchase Staples.com Stock are exercisable in full on the date of grant and, prior to vesting, shares acquired upon option exercise are subject to repurchase by the Company upon termination of service as a director at a price equal to the exercise price. The shares are restricted by the following vesting schedule: 25% of such shares will vest one year after the date of grant and the remaining 75% of such shares will vest in equal monthly installments (2.083% per month) over the following 36 months, provided that the optionee continues to serve as a director of Staples on such dates.

    Recipients of PARS own shares of common stock (which may be issued on a deferred basis) under terms that provide for vesting over a period of time and a right to repurchase in favor of Staples with respect to unvested stock, at a price equal to their original purchase price (if any), when the recipient ceases to be a director of Staples. Except as otherwise determined by the Board of Directors, all PARS issued under the Amended and Restated Director Plan shall be issued without the payment of any cash purchase price by the recipient. The restrictions on transfer and forfeiture provisions of the PARS to be granted to the Outside Directors shall lapse on the same basis as PARS awarded to Staples' executive officers for the fiscal year ended February 3, 2001. See "Executive Compensation—Performance Accelerated Restricted Stock Awards."

Executive Officers

    In addition to Messrs. Stemberg and Sargent, the following are the executive officers of Staples:

Joseph G. Doody, age 48

  Mr. Doody has served as President—Staples Contract & Commercial since November 1998. Prior to joining Staples, Mr. Doody was Vice President of Sutherland Group, a call center outsourcing company, from January 1998 to November 1998. From January 1997 to September 1997, Mr. Doody served as President, North American Office Imaging of Danka, P.L.C. From December 1992 to December 1996, Mr. Doody was with Eastman Kodak Company where he served as General Manager and Vice President Office Imaging.

Deborah G. Ellinger, age 42

  Ms. Ellinger has served as Senior Vice President—Strategic Planning & New Business Development since June 1999. Prior to joining Staples, Ms. Ellinger was a Partner at The Boston Consulting Group from 1990 to 1999, where she focused on strategy development for Fortune 500 companies.

Richard R. Gentry, age 51

  Mr. Gentry has served as Executive Vice President—Merchandising & Supply Chain Management since January 2001. Prior to that he served as Executive Vice President—Merchandising from February 1996 to December 2000. Prior to joining Staples, Mr. Gentry was with Lechmere, Inc. from 1987 to January 1996 where he served as Executive Vice President Merchandising from 1993 to January 1996.

Edward C. Harsant, age 56

  Mr. Harsant has served as President—North American Stores since August 2000. Prior to that he served as President—The Business Depot, Ltd. from January 1995 to August 2000. Prior to joining Staples, Mr. Harsant was with K-Mart Corp. where he served as Vice President Merchandise from October 1991 to December 1994.

Patrick Hickey, age 43

  Mr. Hickey has served as Senior Vice President—Corporate Controller since November 1999. Prior to that he served in various capacities since joining Staples in June 1993, including Vice President and Treasurer from September 1997 to November 1999, Vice President—Financial Planning, Analysis & Reporting from January 1996 to September 1997 and Director of Financial Planning from October 1994 to January 1996.

Susan S. Hoyt, age 57

  Ms. Hoyt has served as Executive Vice President—Human Resources since July 1996. Prior to joining Staples, Ms. Hoyt was with Dayton Hudson Department Stores, a clothing retailer in Minneapolis, Minnesota, where she served as Executive Vice President of Store Operations from 1993 to 1996.

Jacques Levy, age 51

  Mr. Levy has served as President—Staples International since April 2000. Prior to joining Staples, Mr. Levy was with The Walt Disney Company where he served in a variety of capacities beginning in 1995, including Vice President of Stores, The Disney Store Europe from March 1995 to March 1997, Vice President and General Manager, Global Franchise The Disney Store, Inc. from March 1997 to September 1998 and Vice President Retail Business Development, Disney Consumer Products from October 1998 to February 2000.

Jeanne B. Lewis, age 37

  Ms. Lewis has served as President—Staples.com since September 1999. Prior to that she served in various capacities since joining Staples in April 1993, including Executive Vice President—Marketing from November 1998 to September 1999, Senior Vice President—Marketing from February 1998 to November 1998, Senior Vice President—Marketing and Small Business from April 1997 to February 1998, Vice President/Divisional Merchandise Manager from 1996 to April 1997, and Director of Operations and Director of Sales and Marketing from 1994 to 1996.

Brian T. Light, age 37

  Mr. Light has served as Executive Vice President and Chief Information Officer since February 2000. Prior to that he served as Senior Vice President and Chief Information Officer from February 1998 to February 2000. From 1986 to January 1998, he was an associate partner at Andersen Consulting where he served as a business and technology consultant.

John J. Mahoney, age 49

  Mr. Mahoney has served as Executive Vice President, Chief Administrative Officer and Chief Financial Officer since October 1997. Prior to that he was Executive Vice President and Chief Financial Officer from September 1996 to October 1997. From June 1996 to August 1996, Mr. Mahoney was Executive Vice President and Chief Financial Officer at Hill, Holliday, Connors, Cosmopulos, an advertising agency. Prior to joining Hill, Holliday, Mr. Mahoney was a partner with

  Ernst & Young LLP, where he served in various capacities in its accounting and auditing groups from 1975 to June 1996.

Robert J. Moore, age 44

  Mr. Moore has served as Executive Vice President—Marketing since November 1999. Prior to joining Staples, Mr. Moore was with Bausch & Lomb Incorporated where he served in a variety of capacities beginning in 1989, including Global Vice President of Business Strategy & Marketing, Sunglasses from October 1996 to October 1999 and President, U.S. Health Care from April 1993 to October 1996.

Lawrence J. Morse, age 51

  Mr. Morse has served as President—Quill Corporation since February 2000. Previously he served as Senior Vice President of Operations—Quill Corporation from November 1998 to January 2000 and Vice President of Operations—Quill Corporation from June 1989 to November 1998.

Jack A. VanWoerkom, age 47

  Mr. VanWoerkom has served as Senior Vice President, General Counsel and Secretary since March 1999. Prior to that he served as General Counsel of Teradyne, Inc. from January 1998 to March 1999. From January 1994 to June 1997, Mr. VanWoerkom was Chief Legal Counsel, Vice President of Development and Managing Director of Europe for A.W. Chesterton.

Joseph S. Vassalluzzo, age 53

  Mr. Vassalluzzo has served as Vice Chairman since December 1999. Prior to that he served in various capacities since joining Staples in September 1989, including President, Realty and Development from October 1997 to December 1999, President—Staples Realty from September 1996 to October 1997, Executive Vice President—Growth and Development from November 1993 to September 1996, and Executive Vice President—Growth and Support Services from April 1993 to November 1993.

    Staples' Chairman of the Board of Directors and all other executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. No family relationships exist between any of the executive officers or Directors of Staples.

Executive Compensation

    The following table sets forth certain information concerning the compensation for each of the last three fiscal years of Staples' Chief Executive Officer and the four other most highly compensated executive officers during the fiscal year ended February 3, 2001 (the "Senior Executives").

SUMMARY COMPENSATION TABLE

		Annual Compensation (1)		Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (2)	Restricted Stock Awards ($) (3)		Staples RD Stock Options (#) (3)	Staples.com Stock Options (#)(4)		All Other Compensation ($) (5)
Thomas G. Stemberg Chairman & CEO	2000 1999 1998	710,117 682,083 645,883	243,624 525,147 673,556	1,418,750 2,075,000 2,606,250	(6) (7) (8)	600,000 300,000 2,400,000	64,560 1,064,560 —	(21) (21)	30,252 22,844 17,769
Ronald L. Sargent President & Chief Operating Officer	2000 1999 1998	544,250 522,917 449,083	149,375 322,078 349,261	1,064,062 1,556,250 1,282,032	(9) (10) (11)	600,000 225,000 1,361,250	48,420 548,420 —	(21) (21)	5,449 31,934 32,193
John J. Mahoney Exec. Vice President, Chief Financial Officer, & Chief Administrative Officer	2000 1999 1998	482,050 463,000 439,250	121,278 261,413 335,880	638,437 933,750 1,172,813	(12) (13) (14)	300,000 90,000 585,000	19,368 319,368 —		19,187 41,876 42,848
Joseph S. Vassalluzzo Vice Chairman	2000 1999 1998	482,050 463,000 439,250	121,278 261,413 325,636	638,437 933,750 1,064,202	(15) (16) (17)	400,000 90,000 585,000	19,368 319,368 —		5,523 46,947 48,150
Susan S. Hoyt Exec. Vice President Human Resources	2000 1999 1998	445,767 428,292 407,875	101,954 220,424 283,535	354,687 518,750 651,562	(18) (19) (20)	125,000 50,000 300,000	10,760 160,760 —		29,214 26,127 17,220

(1)
In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Senior Executive for each year shown.

(2)
Represents amounts paid under Staples' Executive Officer Incentive plan or executive bonus plan for the relevant fiscal year.

(3)
Amounts reflect the three-for-two stock splits effected on January 30, 1998 and January 28, 1999, as applicable.

(4)
All amounts reflect a recapitalization effected through a one-for-two reverse stock split approved by the Board on March 7, 2000 and effective on April 5, 2000.

(5)
Represents an actuarial equivalent benefit to the Senior Executive from payment of annual premiums by the Company under a split dollar insurance program.

(6)
On October 1, 2000, Mr. Stemberg was awarded 100,000 shares of PARS with a per share value of $14.1875. As of February 3, 2001, these restricted shares owned by Mr. Stemberg had a total value of $1,625,000. See "Performance Accelerated Restricted Stock Awards."

(7)
On October 1, 1999, Mr. Stemberg was awarded 100,000 shares of PARS with a per share value of $20.75. As of February 3, 2001, these restricted shares owned by Mr. Stemberg had a total value of $1,625,000. See "Performance Accelerated Restricted Stock Awards."

(8)
On October 1, 1998, Mr. Stemberg was awarded 150,000 shares of PARS with a per share value of $17.375. As of February 3, 2001, these restricted shares owned by Mr. Stemberg had a total value of $2,437,500. See "Performance Accelerated Restricted Stock Awards."

(9)
On October 1, 2000, Mr. Sargent was awarded 75,000 shares of PARS with a per share value of $14.1875. As of February 3, 2001, these restricted shares owned by Mr. Sargent had a total value of $1,218,750. See "Performance Accelerated Restricted Stock Awards."

(10)
On October 1, 1999, Mr. Sargent was awarded 75,000 shares of PARS with a per share value of $20.75. As of February 3, 2001, these restricted shares owned by Mr. Sargent had a total value of $1,218,750. See "Performance Accelerated Restricted Stock Awards."

(11)
On October 1, 1998, Mr. Sargent was awarded 67,500 shares of PARS with a per share value of $17.375. On January 1, 1999, Mr. Sargent was awarded 3,750 shares of PARS with a per share value of $29.125. As of February 3, 2001, these restricted shares owned by Mr. Sargent had a combined total value of $1,157,812. See "Performance Accelerated Restricted Stock Awards."

(12)
On October 1, 2000, Mr. Mahoney was awarded 45,000 shares of PARS with a per share value of $14.1875. As of February 3, 2001, these restricted shares owned by Mr. Mahoney had a total value of $731,250. See "Performance Accelerated Restricted Stock Awards."

(13)
On October 1, 1999, Mr. Mahoney was awarded 45,000 shares of PARS with a per share value of $20.75. As of February 3, 2001, these restricted shares owned by Mr. Mahoney had a total value of $731,250. See "Performance Accelerated Restricted Stock Awards."

(14)
On October 1, 1998, Mr. Mahoney was awarded 67,500 shares of PARS with a per share value of $17.375. As of February 3, 2001, these restricted shares owned by Mr. Mahoney had a total value of $1,096,875. See "Performance Accelerated Restricted Stock Awards."

(15)
On October 1, 2000, Mr. Vassalluzzo was awarded 45,000 shares of PARS with a per share value of $14.1875. As of February 3, 2001, these restricted shares owned by Mr. Vassalluzzo had a total value of $731,250. See "Performance Accelerated Restricted Stock Awards."

(16)
On October 1, 1999, Mr. Vassalluzzo was awarded 45,000 shares of PARS with a per share value of $20.75. As of February 3, 2001, these restricted shares owned by Mr. Vassalluzzo had a total value of $731,250. See "Performance Accelerated Restricted Stock Awards."

(17)
On October 1, 1998, Mr. Vassalluzzo was awarded 61,249 shares of PARS with a per share value of $17.375. As of February 3, 2001, these restricted shares owned by Mr. Vassalluzzo had a total value of $995,296. See "Performance Accelerated Restricted Stock Awards."

(18)
On October 1, 2000, Ms. Hoyt was awarded 25,000 shares of PARS with a per share value of $14.1875. As of February 3, 2001, these restricted shares owned by Ms. Hoyt had a total value of $406,250. See "Performance Accelerated Restricted Stock Awards."

(19)
On October 1, 1999, Ms. Hoyt was awarded 25,000 shares of PARS with a per share value of $20.75. As of February 3, 2001, these restricted shares owned by Ms. Hoyt had a total value of $406,250. See "Performance Accelerated Restricted Stock Awards."

(20)
On October 1, 1998, Ms. Hoyt was awarded 37,500 shares of PARS with a per share value of $17.375. As of February 3, 2001, these restricted shares owned by Ms. Hoyt had a total value of $609,375. See "Performance Accelerated Restricted Stock Awards."

(21)
On March 29, 2001, each director, including Messrs. Stemberg and Sargent, agreed to cancel, for no consideration, all of his or her options for Staples.com Stock.

Performance Accelerated Restricted Stock ("PARS") Awards

    In order to maintain Staples' high risk-high reward philosophy, the Compensation Committee adopted, as part of the Amended and Restated 1992 Equity Incentive Plan, a PARS plan (the "Plan") for certain key executives. Under the Plan, shares of Staples RD Stock are granted to executives in consideration for services. The shares are "restricted" in that they may not be sold or transferred by the executive until they "vest." Staples' PARS issued in fiscal 2000 will vest on February 1, 2005 subject to acceleration upon achievement of certain pre-determined earnings per share ("EPS") growth targets over the next two to four fiscal years. Staples' PARS issued in fiscal 1999 will vest on February 1, 2004 subject to acceleration upon achievement of certain pre-determined earnings per share ("EPS") growth targets over the next two fiscal years. Staples' PARS issued in fiscal 1998 vested on May 18, 2000 as a result of Staples exceeding EPS targets for fiscal 1999. EPS growth targets are determined by the Compensation Committee and approved by the Board of Directors each year for grants under the Plan in that year. Once the PARS have vested, they become "unrestricted" and may be freely sold or transferred. The PARS are forfeited if a Staples executive's employment terminates prior to vesting except in extraordinary circumstances which include, without limitation, death or disability of the executive; a merger, consolidation, sale, reorganization or change in control of the Company; or any other nonrecurring significant event affecting the Company, an employee or the Amended and Restated 1992 Equity Incentive Plan.

Option Grants

    The following table sets forth certain information concerning grants of stock options during the fiscal year ended February 3, 2001 for each of the Senior Executives.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
Name	Number of Options Granted (1)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share (2)	Expiration Date	Grant Date Present Value (3)
Thomas G. Stemberg
Staples RD Stock	150,000		0.88%	$14.0625	6/06/2010	$696,094
Staples RD Stock	300,000		1.76%	$15.3750	7/01/2010	$1,522,125
Staples RD Stock	150,000		0.88%	$14.9375	9/18/2010	$728,203
Staples.com Stock	64,560	(4)	1.62%	$5.32	7/01/2010	$112,998
Ronald L. Sargent
Staples RD Stock	187,500		1.10%	$14.0625	6/06/2010	$870,117
Staples RD Stock	225,000		1.32%	$15.3750	7/01/2010	$1,141,594
Staples RD Stock	187,500		1.10%	$14.9375	9/18/2010	$910,254
Staples.com Stock	48,420	(4)	1.21%	$5.32	7/01/2010	$84,749
John J. Mahoney
Staples RD Stock	105,000		0.62%	$14.0625	6/06/2010	$487,266
Staples RD Stock	90,000		0.53%	$15.3750	7/01/2010	$456,638
Staples RD Stock	105,000		0.62%	$14.9375	9/18/2010	$509,742
Staples.com Stock	19,368		0.49%	$5.32	7/01/2010	$33,899
Joseph S. Vassalluzzo
Staples RD Stock	155,000		0.91%	$14.0625	6/06/2010	$719,297
Staples RD Stock	90,000		0.53%	$15.3750	7/01/2010	$456,638
Staples RD Stock	155,000		0.91%	$14.9375	9/18/2010	$752,477
Staples.com Stock	19,368		0.49%	$5.32	7/01/2010	$33,899
Susan S. Hoyt
Staples RD Stock	37,500		0.22%	$14.0625	6/06/2010	$174,023
Staples RD Stock	50,000		0.29%	$15.3750	7/01/2010	$253,688
Staples RD Stock	37,500		0.22%	$14.9375	9/18/2010	$182,051
Staples.com Stock	10,760		0.27%	$5.32	7/01/2010	$18,833

(1)
Each of the Staples RD Stock options granted vests over a four year period as follows: 25% of such shares will vest one year after the date of grant and the remaining 75% of such shares will vest in equal monthly installments (2.083% per month) over the following 36 months, provided that the optionee continues to be employed by Staples on such dates. Each of the Staples.com Stock options granted is exercisable in full on the date of grant and, prior to vesting, shares acquired upon option exercise are subject to repurchase by the Company upon the termination of the optionee's employment by the Company at a price equal to the exercise price. The shares are restricted by the following vesting schedule: 25% of such shares will vest one year after the date of grant and the remaining 75% of such shares will vest in equal monthly installments (2.083% per month) over the following 36 months, provided that the optionee continues to be employed by

  Staples on such dates. The exercisability of the Staples RD Stock options and the vesting of the Staples.com Stock options are accelerated under certain circumstances. See "Employment Contracts, Termination of Employment and Change-in-Control Agreements with Senior Executives."

(2)
The exercise price of options to purchase shares of Staples RD Stock is equal to the fair market value per share of Staples RD Stock on the date of grant, based on the last reported sales price on NASDAQ. The exercise price of options to purchase shares of Staples.com Stock is equal to the fair market value per share of Staples.com Stock on the date of grant as determined by the Board of Directors.

(3)
The estimated present values at grant date have been calculated using a Black-Scholes option pricing model, based upon the following assumptions: a six year expected life of option; a dividend yield of 0.0%; expected volatility of 40.93%, 40.95%, and 40.69% for Staples RD Stock options and 40.95% for Staples.com Stock options; and a risk-free interest rates of 6.18%, 6.16%, and 5.85% for Staples RD Stock options and 6.16% for Staples.com Stock options, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant, with a maturity corresponding to the expected life of the option. Values are adjusted to reflect a risk of forfeiture due to vesting requirements.

(4)
On March 29, 2001, each director, including Messrs. Stemberg and Sargent, agreed to cancel, for no consideration, all of his or her options for Staples.com Stock.

Option Exercises and Holdings

    The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended February 3, 2001 by each of the Senior Executives and the number and value of unexercised options held by each of the Senior Executives on February 3, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES

Name	No. of Shares of Common Stock Acquired On Exercise	Value Realized (1)	No. of Shares of Common Stock Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year End (2) Exercisable/Unexercisable
Thomas G. Stemberg
Staples RD Stock	0	$0	4,250,544/1,350,000	$22,380,944/$787,500
Staples.com Stock(3)	0	$0	64,560/0	$18,077/$0
Ronald L. Sargent
Staples RD Stock	0	$0	1,004,063/2,073,750	$5,441,875/$1,915,621
Staples.com Stock(3)	0	$0	48,420/0	$13,558/$0
John J. Mahoney
Staples RD Stock	0	$0	592,690/1,020,000	$3,175,320/$1,296,247
Staples.com Stock	0	$0	19,368/0	$5,423/$0
Joseph S. Vassalluzzo
Staples RD Stock	0	$0	1,449,858/1,075,000	$15,570,976/$1,055,310
Staples.com Stock	0	$0	19,368/0	$5,423/$0
Susan Hoyt
Staples RD Stock	0	$0	371,250/520,000	$2,280,387/$706,249
Staples.com Stock	0	$0	10,760/0	$3,013/$0

(1)
Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise.

(2)
Based on the fair market value of the Staples RD Stock on February 3, 2001 ($16.25 per share), less the option exercise price.

(3)
On March 29, 2001, each director, including Messrs. Stemberg and Sargent, agreed to cancel, for no consideration, all of his or her options for Staples.com Stock.

Employment Contracts, Termination of Employment and Change-in-Control Agreements with Senior Executives

    Staples has entered into Severance Benefit Agreements (the "Severance Agreements") with each of the Senior Executives. Under the Severance Agreements, the Senior Executives would be entitled to continuation of salary and other benefits for (1) 18 months in the case of Mr. Stemberg, and (2) 12 months in the case of Ms. Hoyt and Messrs. Mahoney, Sargent and Vassalluzzo, following termination of employment by Staples without cause (or "constructive discharge" as provided in the Severance Agreements). Each Senior Executive would receive such benefits for an additional period of six months if such termination occurred within two years following a "change in control" of Staples (as defined in the Severance Agreements). A change in control of Staples also results in a partial acceleration of the exercisability of outstanding options held by the Senior Executives (and all Staples associates) and a discharge without cause (or resignation for good reason) within one year after a change in control results in the acceleration in full of all options and PARS. In the event Mr. Mahoney is terminated without cause within one year after a change of control, Staples would also guarantee to him that the sum of all severance payments plus the total gain realized and realizable upon the sale and/or exercise of his PARS and/or options would equal at least $2,000,000.

Compliance with Section 16(a) of the Securities Exchange Act of 1934.

    Based solely on its review of copies of reports filed by persons ("Reporting Persons") required to file such reports pursuant to Section 16(a) under the Exchange Act, Staples believes that all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act, with the exception of (1) the sale in June 2000 by Mr. Bingleman of 139,539 shares of Staples RD Stock which was reported in July 2000, (2) the award to Ms. Whitman of 1,200 PARS in June 2000, pursuant to the Amended and Restated 1990 Director Stock Option Plan, which was reported in July 2000 and (3) the sale in October 1999 by Mr. Stemberg's wife of 745 shares of Staples RD Stock which was reported in November 2000.

Compensation Committee Interlocks and Insider Participation

    Ms. Whitman and Messrs. Heisey, Nakasone and Trust, all non-employee directors of Staples, served on the Compensation Committee for the entire fiscal year ended February 3, 2001. No executive officer of the Company has served as a director or member of the Compensation Committee of any other entity whose executive officers served as a director or member of the Compensation Committee of the Company.

Certain Relationships and Related Transactions

    See "Director Compensation" regarding Senator Mitchell's consulting agreement with the Company.

    Staples has a policy that transactions and loans, if any, between Staples and its officers, directors and affiliates will be on terms no less favorable to Staples than could be obtained from unrelated third parties and will be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors. In addition, this policy mandates that Staples may make loans to such officers, directors and affiliates for bona fide business purposes only.

    Between December 1999 and February 2000, Staples sold an aggregate of 1,100,000 shares of Staples.com Stock to the non-employee directors of Staples at a purchase price of $3.25 per share. These shares of Staples.com Stock were purchased on the same terms as shares purchased by an independent group of venture capital firms during the same time period.

    On March 29, 2001, each director agreed to sell to Staples at the original purchase price of $3.25 per share, all of the shares of Staples.com Stock beneficially owned by him or her and to cancel, for no consideration, all of his or her options for Staples.com Stock.

    Certain executive officers of Staples have acquired shares of Staples.com Stock upon exercise of stock options. Staples has the right to repurchase a portion of the shares at their purchase price in the event the officer ceases to be employed by Staples. Thirteen executive officers borrowed an aggregate of $7.8 million from Boston Safe Deposit and Trust Company in order to pay for their shares. In addition, three of the executive officers deferred the interest payments on their loans for two years. Each of the executive officers entered into a pledge agreement with Boston Safe Deposit and Bank Company pursuant to which they pledged their shares of Staples.com Stock as collateral for the loan they received. Staples entered into a Line of Credit and Guaranty Agreement with Boston Safe Deposit and Trust Company pursuant to which Staples agreed to guarantee these loans.

    The following table identifies the executive officers who received loans to purchase their Staples.com Stock, the original loan amount and the balance of each loan as of February 1, 2001.

Name	Title	Original Loan Amount (1)		Loan Balance as of February 1, 2001
Joseph G. Doody	President—Staples Contract & Commercial	$500,000	(2)	$545,332	(3)
Deborah G. Ellinger	Senior Vice President—Strategic Planning & New Business Development	$172,991		$172,991
Susan S. Hoyt	Executive Vice President—Human Resources	$522,470		$522,470
Jeanne B. Lewis	President—Staples.com	$1,000,000	(4)	$1,087,373	(5)
Brian Light	Executive Vice President and Chief Information Officer	$237,991		$237,991
John J. Mahoney	Executive Vice President, Chief Administrative Officer & Chief Financial Officer	$1,037,946		$1,037,946
Robert J. Moore	Executive Vice President—Marketing	$241,488		$241,488
Ronald L. Sargent	President and Chief Operating Officer	$782,365		$782,365	(6)
Jack A. VanWoerkom	Senior Vice President—General Counsel and Secretary	$172,991		$172,991
Joseph S. Vassalluzzo	Vice Chairman	$1,037,946		$1,037,805

(1)
All loans accrue interest at a floating annual rate equal to the rate quoted as "Call Money" from time to time in the "Money Rates" Section of The Wall Street Journal, or if no such rate is quoted or The Wall Street Journal is not available, the generally prevailing rate for loans to members of the New York Stock Exchange secured by stock exchange collateral provided by Reuters or a similar source of recognized standing selected by the Boston Safe Deposit and Trust Company (the "Bank"). In the event the Bank determines that for any reason no rate comparable to "Call Money" is available on a given day, the loans shall bear interest on such date at the "Prime Rate" minus 1% per annum. "Prime Rate" means the rate quoted as the "Prime Rate" in the "Money Rates" section of The Wall Street Journal. In the event "Call Money" or the "Prime Rate" is reported as a range of rates, the rate used to calculate the interest rates under the notes will be the highest such rate reported.

(2)
Does not include a $100,000 credit line to pay interest on the loan.

(3)
Includes $45,332 borrowed to pay interest on the loan

(4)
Does not include a $200,000 credit line to pay interest on the loan.

(5)
Includes $87,373 borrowed to pay interest on the loan.

(6)
On April 4, 2001, Mr. Sargent repaid his loan in full by paying Boston Safe Deposit and Trust Company $782,685.55, representing the outstanding principal balance and accrued interest through April 4, 2001.

Compensation Committee Report on Executive Compensation

    Staples' executive compensation program is administered by the Compensation Committee composed of the non-employee directors listed below. Staples' executive compensation program is designed to retain and reward executives who are responsible for leading Staples in achieving its business objectives. All decisions by the Compensation Committee relating to the compensation of Staples' executive officers are reviewed by the full Board. This report is submitted by the Compensation Committee and addresses Staples' compensation policies for fiscal year 2000 and forward as they affected the Chief Executive Officer and the other executive officers of Staples.

Compensation Philosophy

    The objectives of the executive compensation program are to (1) align compensation with business objectives, individual performance and the interests of Staples' stockholders, (2) motivate and reward high levels of performance, (3) recognize and reward the achievement of Company and/or business unit goals, and (4) enable Staples to attract, retain and reward executive officers who contribute to the long-term success of Staples.

    The Committee's executive compensation philosophy is that a significant portion of executive compensation should be tied directly to the performance of Staples as a whole. The compensation philosophy was restated this year to more accurately reflect Staples' practice of leveraging equity and aligning executive compensation with the interests of its stockholders. Accordingly, more emphasis is being placed on total direct compensation instead of the separate components of base pay, cash bonuses and equity awards. The restated executive compensation philosophy is as follows:

Senior Executive Officers

  •
  Base Pay and Bonus are reviewed annually, but are expected to be well below the median of the market (as described below).

  •
  Total Direct Compensation is highly leveraged with equity and is targeted to deliver well above the median of the market, based on performance.

Executive Officers

  •
  Base Pay and Annual Total Cash Compensation (base + bonus) are targeted at the median of the market.

  •
  Total Direct Compensation (base, bonus and long term incentives) could deliver well above the median of the market, based on performance.

Status of the Executive Compensation Program

    Based on information provided by The Hay Group ("Hay"), an international compensation and human resources consulting group, the Committee targeted total annual compensation (salary, cash bonus and stock) to fall above the median relative to the pay practices of a peer group of publicly traded companies in the retail industry (including companies in the Standard & Poor's Retail Composite Index contained in the stock performance graph contained in this Proxy Statement). The Committee seeks, however, to provide its executives with opportunities for compensation substantially higher than base salary through performance-based bonuses, stock options and Performance Accelerated Restricted Stock ("PARS"). The Committee also believes that bonus awards tied to achievement of pre-approved performance goals serve as an influential motivator to its executives and help to align the executives' interests with those of the stockholders of Staples. The Committee also continues to believe that a substantial portion of the compensation of Staples' executives should be linked through Staples' stock option and PARS program to the success of Staples' stock in the marketplace. Stock options and PARS further align the interests of management and stockholders and assist in the retention of valued executives.

  •
  Base Salaries: Base salaries for the Senior Executive Officers are below the 40th percentile of comparable positions in the Hay study group.

  •
  Bonus: Each of Staples' executive officers, including the Senior Executives, was eligible to participate in Staples' Executive Officer Incentive Plan in fiscal year 2000 (the "Bonus Plan"). The Bonus Plan provided for the payment of a range of cash bonuses to executive officers based on "stretch" objectives relating to company-wide earnings per share, return on net assets, and customer service goals.

    The earnings per share, return on net assets and customer service goals for the Bonus Plan were determined by the Committee and approved by the Board of Directors at the beginning of fiscal year 2000. In each case, these bonus goals represented "stretch" objectives, requiring performance in excess of amounts set for budget purposes to achieve target bonus payouts. The Committee established target bonus payouts for executives in an attempt to bring the cash portion of total annual compensation (base salary plus target bonus) to approximately the median of the cash compensation paid to the Hay comparison group.

    For fiscal year 2000, Staples fell short of objectives for earnings per share, customer service and return on net assets. Discretionary bonus awards, which generally represented less than half of the targeted award for bonus eligible employees, were recommended by the Committee and approved by the Board of Directors.

  •
  Stock Options: In addition to base salary and bonus, Staples' executives are also granted annually performance-based long-term incentives represented by stock options. The intent of these awards is to further encourage retention and promote identity of interest with Staples' stockholders. The 1992 Equity Incentive Plan was amended and restated in 1999 to provide for awards of options of either Staples RD Stock and/or Staples.com Stock. In determining whether awards of Staples RD Stock or Staples.com Stock, or both, will be made to specific employees, consideration is given to, among other things, the identity of the business to which the employee provides services. The Compensation Committee also considers the fact that, in the business environment in which Staples competes for executives, stock options are an important part of executive compensation packages and are frequently offered in substantial amounts to attract talented and experienced executives to join startups and other less established businesses. The continued future success of Staples, in general, and Staples.com, in particular, is dependent on the ability to attract and retain key executives. Accordingly, the Committee considers data about the level of stock options awarded, not only in companies in its competitive business group, but also in the competitive labor market in which we compete for executive talent.

  Annual stock option awards of both Staples RD Stock and Staples.com Stock were made to executive officers in July 2000, the same time that stock option awards were made to all stock option eligible employees of the Company. In granting these options, the Committee considered the influence and business drivers within each executive's area of responsibility on the Staples.com business and Staples Retail and Delivery business. The vesting schedule of these grants and future annual Staples RD Stock option grants was changed from a three year cliff vesting schedule to 25% vesting one year from date of grant and monthly thereafter over the next three years. This change reflects industry movement towards graduated vesting schedules and away from cliff vesting. In its core competitor group, Staples was the only company with a cliff-vesting schedule.

  •
  Performance Accelerated Restricted Stock (PARS): In order to maintain Staples' high risk-high reward philosophy, help retain key executives, maintain focus on stockholder returns and to reinforce its compensation philosophy, the Committee has adopted the use of PARS for certain key management, including its executive officers. The shares are "restricted" in that they may not be sold or transferred by the executive until they "vest". Staples' PARS issued in fiscal year 2000 will vest on February 1, 2005 subject to acceleration if Staples achieves certain pre-determined EPS growth targets over the next two to four fiscal years. EPS growth targets are determined by the Committee and approved by the Board of Directors each year for grants of PARS in that year. Once the PARS have vested, they become "unrestricted" and may be sold or transferred. Due to fiscal year 2000 earnings per share results, there will be no accelerated vesting of PARS this year.

    Mr. Stemberg, Staples' Chief Executive Officer, is eligible to participate in the same executive compensation program available to other Staples executives, and his total annual compensation, including compensation derived from the Bonus Plan and stock option/PARS program, was set by the Committee in accordance with the same criteria. Mr. Stemberg's annual salary was increased in fiscal year 2000 from $685,000 to $712,400. Mr. Stemberg's annual salary remained below the 25th percentile for the Chief Executive Officer position within the Hay comparison group. Under the Bonus Plan, Mr. Stemberg was paid a bonus of $243,624 placing his total cash compensation below the 40th percentile of the Hay comparison group. In fiscal year 2000, the Committee granted Mr. Stemberg 100,000 PARS, and options to purchase 600,000 shares of Staples RD Stock and 64,560 shares of Staples.com Stock under the options/PARS program. These grants were valued and based on the same factors the Committee considered in establishing the size of other executive PARS and stock option grants. Using the Black-Scholes valuation for options, total annual compensation to Mr. Stemberg in fiscal year 2000 placed him above the median of the Hay comparison group.

Tax Considerations

    Under Section 162(m) of the Internal Revenue Code of 1986, as amended, certain executive compensation in excess of $1 million paid to a public company's chief executive officer and the four most highly-paid executive officers is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by the stockholders. In 1998, the Committee adopted and Staples shareholders approved the Bonus Plan in compliance with Section 162(m). The Company's stock option plans are performance based, and have been structured and implemented to comply with Section 162(m). Finally, while the Company's PARS program has a significant performance component, it cannot be qualified under 162(m) without compromising valuable executive incentives which the Committee believes outweigh any tax benefit to the Company. The Committee reserves the right to use its judgement to authorize compensation payments that may be in excess of the limit when the Committee believes such payments are appropriate and in the best interests of its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Compensation Committee:	Martin Trust, Chairman W. Lawrence Heisey Robert C. Nakasone Margaret C. Whitman

Report of the Audit Committee of the Board of Directors

    The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter first adopted and approved by the Board of Directors on March 16, 1995 and amended on March 4, 2001. A copy of the amended charter is attached to this proxy statement as Appendix E. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq National Market.

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended February 3, 2001 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Committee reviewed with Ernst & Young LLP, the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

    The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended February 3, 2001 for filing with the Securities and Exchange Commission.

Audit Committee:	Basil L. Anderson Mary Elizabeth Burton Paul F. Walsh

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on Staples RD Stock between February 3, 1996 and February 3, 2001 (the end of fiscal 2000) with the cumulative total return of (1) Standard & Poor's 500 Composite Index and (2) the Standard & Poor's Retail Store Composite Index. This graph assumes the investment of $100.00 on February 3, 1996 in Staples RD Stock, the Standard & Poor's 500 Composite Index and the Standard & Poor's Retail Store Composite Index, and assumes dividends are reinvested. Measurement points are February 1, 1997, January 31, 1998, January 30, 1999, January 29, 2000 and February 3, 2001 (Staples' last five fiscal year ends).

Dividends Reinvested
TOTAL RETURN TO STOCKHOLDERS

Data Points:

	03-Feb-96	01-Feb-97	31-Jan-98	30-Jan-99	29-Jan-00	03-Feb-01
SPLS	100.00	120.59	160.29	378.86	284.56	215.07
S&P Retail Composite	100.00	115.92	172.78	281.63	276.94	291.28
S&P 500	100.00	123.64	154.17	201.25	213.92	212.23

WHERE YOU CAN FIND MORE INFORMATION

    The SEC allows Staples to "incorporate" information that Staples files with the SEC in other documents. This means that Staples can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this proxy statement. Information contained in this proxy statement and information that Staples files with the SEC in the future and incorporates by reference in this proxy statement automatically updates and supersedes previously filed information. Staples incorporates by reference the documents listed below and any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the Annual Meeting.

  •
  Staples' Annual Report on Form 10-K for the fiscal year ended February 3, 2001.

    You may request a copy of these documents, which will be provided at no cost, by contacting: Staples, Inc., 500 Staples Drive, Framingham, Massachusetts 01702, Attention: Corporate Secretary; Telephone (508) 253-0879. These documents are also available on the SEC's Internet site at http://www.sec.gov.

APPENDIX A

March 15, 2001

Capital Stock Committee of the Board of Directors
and the Board of Directors
Staples, Inc.
500 Staples Drive
Framingham, MA 01702

Ladies and Gentlemen:

    We understand that Staples, Inc., a Delaware corporation (the "Company"), proposes to amend the Company's Certificate of Incorporation to reclassify (the "Reclassification") the series of Company common stock currently designated as Staples.com Common Stock ("Staples.com Stock") into shares of the series of Company common stock currently designated as Staples Retail and Delivery Common Stock ("Staples Stock") and to rename the resulting single series of common stock as Staples Common Stock. Pursuant to the Reclassification, as more fully described in a draft dated March 15, 2001 of the proposed Proxy Statement for the next annual meeting of stockholders of the Company (the "Draft Proxy Statement") and as further described to us by management of the Company, we understand that each outstanding share of the Staples.com Stock will be reclassified into 0.4396 (the "Reclassification Ratio") of a share of Staples Stock. The terms and conditions of the Reclassification are set forth in more detail in the Draft Proxy Statement.

    You have asked for our opinion as investment bankers as to whether the Reclassification Ratio is fair to the Company from a financial point of view, as of the date hereof. As you are aware, we were not retained to nor did we advise the Company with respect to determining the Reclassification Ratio, alternatives to the Reclassification or the Company's underlying decision to proceed with or effect the Reclassification.

    In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to the Company and its Staples.com business ("Staples.com"), including the consolidated financial statements for recent years and interim periods to February 3, 2001 and certain other relevant financial and operating data relating to the Company and Staples.com made available to us from published sources and from the internal records of the Company; (ii) reviewed the financial terms and conditions of the Reclassification set forth in the Draft Proxy Statement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Staples Stock; (iv) compared the Company and Staples.com from a financial point of view with certain companies in the e-commerce and hardline retail industries which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations and other transactions that we deemed to be comparable, in whole or in part, to the Reclassification, (vi) reviewed and discussed with representatives of the managements of the Company and Staples.com certain information of a business and financial nature regarding the Company and Staples.com, furnished to us by them, including financial forecasts and related assumptions of the Company and Staples.com; (vii) made inquiries regarding and discussed the Reclassification, the Draft Proxy Statement, and other matters related thereto with the Company's counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.

    In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for the Company and Staples.com provided to us by the managements of the Company and Staples.com, except as described herein, upon their advice and with your consent we have assumed for purposes of our opinion that the forecasts (including the assumptions regarding the funding of the capital requirements of Staples.com) have been reasonably prepared on bases

A-1

reflecting the best available estimates and judgments of their respective management at the time of preparation as to the future financial performance of the Company and Staples.com and that they provide a reasonable basis upon which we can form our opinion. With respect to the forecasts for Staples.com provided to us by management of Staples.com, for purposes of our analyses we have considered adjustments to the forecasts to reflect alternative assumptions to those made by management of Staples.com regarding certain expenses. We have discussed such adjusted forecasts with management of the Company and they have acknowledged our consideration of such adjusted forecasts in arriving at our opinion. We have also assumed that there have been no material changes in the assets, financial condition, results of operations, business or prospects of the Company or Staples.com since the respective dates of their last financial statements made available to us. We have relied on advice of counsel and independent accountants to the Company as to all legal and financial reporting matters with respect to the Company and Staples.com, the Reclassification, the Draft Proxy Statement. We have assumed that the Reclassification will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of the Company or Staples.com, nor have we been furnished with any such appraisals. Our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion. Finally, we are not expressing any opinion as to what the value of Staples Stock actually will be when issued pursuant to the Reclassification or the prices at which shares of Staples Stock will trade at any time.

    We have further assumed with your consent that the Reclassification will be consummated in accordance with the terms described in the Draft Proxy Statement, without any further amendments thereto.

    We will receive a fee for rendering this opinion. In the ordinary course of our business, we actively trade the equity securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Reclassification Ratio is fair to the Company from a financial point of view, as of the date hereof.

    This opinion is directed to the Board of Directors of the Company in its consideration of the Reclassification and is not a recommendation to any stockholder as to how such stockholder should vote with respect to the Reclassification. Further, this opinion addresses only the financial fairness of the Reclassification Ratio to the Company and does not address the relative merits of the Reclassification and any alternatives to the Reclassification, the Company's underlying decision to proceed with or effect the Reclassification, or any other aspect of the Reclassification. This opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                      Very truly yours,

                      /s/ Thomas Weisel Partners LLC

                      Thomas Weisel Partners LLC

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APPENDIX B

March 15, 2001

Capital Stock Committee of the Board
of Directors and
Board of Directors
Staples, Inc.
Five Hundred Staples Drive
Framingham, MA 01702

Ladies and Gentlemen:

    We understand that the Capital Stock Committee of the Board of Directors and the Board of Directors of Staples Inc. (the "Company") are considering approval of an amendment to the Company's certificate of incorporation (the "Amendment") that would reclassify (the "Reclassification") the series of common stock of the Company designated as Staples.com Stock (the "Staples.com Common Stock") into shares of the Company's common stock currently designated as Staples RD Stock (the "Staples Common Stock") and rename the resulting single series of common stock as "Staples Common Stock." The Staples.com Common Stock is intended to reflect the performance of Staples.com, the Company's e-commerce business, principally consisting of the Staples.com, Quill.com and StaplesLink.com websites (the "Staples.com Business"). If the Amendment is adopted by the shareholders of the Company, each issued and outstanding share of Staples.com Common Stock will be reclassified into .4396 shares (the "Reclassification Ratio") of Staples Common Stock.

    You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, of the Reclassification Ratio to the holders of Staples.com Common Stock (other than the Company and its subsidiaries).

    In conducting our analysis and arriving at our opinion as expressed herein, we have, among other things:

(i)
reviewed certain financial and operating information relating to the businesses, operations and prospects of the Staples.com Business, including forecasts and projections, provided to us by the management of the Staples.com Business;

(ii)
reviewed certain publicly available financial information relating to certain other companies we deemed to be reasonably comparable to the Staples.com Business and the trading markets for certain of such companies' securities;

(iii)
conducted discussions with certain members of senior management of the Staples.com Business concerning its business and operations, assets, present condition and future prospects;

(iv)
reviewed the publicly available financial terms of certain other transactions which we believe to be generally relevant; and

(v)
performed such other analyses, examinations and procedures, and considered such other factors as we have deemed, in our sole judgment, to be necessary, appropriate or relevant to render the opinion set forth herein.

    We have also taken into account our assessment of general economic, market and financial conditions, as well as our experience in securities valuation in general. Our opinion is necessarily based upon economic, market, financial and other conditions as they exist and can be evaluated on the date hereof; and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof. We reserve, however, the right to withdraw, revise or modify our opinion based upon additional information which may be provided to or obtained by us, which suggests, in our judgment, a material change in the assumptions upon which our opinion is based.

    In arriving at our opinion, we have not made, obtained or assumed any responsibility for any independent evaluation or appraisal of any of the properties or facilities or any of the assets or liabilities (contingent or otherwise) of the Staples.com Business. We have assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by us in arriving at our opinion and have not attempted independently to verify, or undertaken any obligation to verify, such information. We have further relied upon the assurances of the managements of the Staples.com Business and the Company that they were not aware of any facts that would make such information inaccurate or misleading. In addition, we have assumed that the forecasts and projections provided to us by the managements of the Staples.com Business and the Company represent their best currently available estimates and judgments as to the future financial condition and results of operations of the Staples.com Business, and have assumed that such forecasts and projections have been reasonably prepared based on such currently available estimates and judgments. We assume no responsibility for and express no view as to such forecasts and projections or the assumptions on which they are based.

    This letter does not constitute a recommendation to the Capital Stock Committee of the Board of Directors, the Board of Directors or the shareholders of the Company as to how such Directors or shareholders should vote with respect to the Amendment, and does not address the underlying business decision of the Board of Directors of the Company to proceed with or effect the Reclassification.

    As part of our investment banking services, we are regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, divestitures, restructurings, recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have been engaged to render the opinion as expressed herein and we will receive a fee upon delivery of this opinion. In past, we have also, from time to time, and may in the future, perform certain financial advisory services for the Company for which we have, and may in the future, receive a fee. In the ordinary course of business, we may actively trade the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a short or long position in such securities. The Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion.

    The Company understands that General Atlantic Partners LLC and venture capital funds that it manages have an ownership interest in both the Staples.com Common Stock and in our parent, Wit SoundView Group, Inc., and that William Ford, a managing member of General Atlantic Partners LLC, is a director of Wit SoundView Group, Inc.

    This letter and the opinion expressed herein have been prepared for the confidential use and benefit of the Capital Stock Committee of the Board of Directors and the Board of Directors of the Company in connection with its evaluation of the Reclassification, supersedes any previously rendered opinion and may not be reproduced, summarized, described or referred to or given to any other person or otherwise made public without our prior written consent.

    Based upon and subject to the foregoing, it is our opinion, as investment bankers, that, as of the date hereof, the Reclassification Ratio is fair, from a financial point of view, to the holders of Staples.com Common Stock (other than the Company and its subsidiaries).

                      Very truly yours,

                      /s/ VITO A. SPERDUTO

                      Vito A. Sperduto
                      Principal, Wit SoundView Corporation

APPENDIX C

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
STAPLES, INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

    Staples, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

    1.  A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment. The amendment so approved by the Board of Directors and the stockholders is as follows:

RESOLVED:	That the first paragraph and Section A of Article IV of the Certificate of Incorporation of the Corporation, as amended, be and hereby are deleted in their entirety and the following inserted in lieu thereof:

"ARTICLE IV. CAPITAL STOCK

    The total number of shares of all classes of stock which the Corporation has authority to issue is two billion one hundred five million (2,105,000,000) shares, consisting of two billion one hundred million (2,100,000,000) shares of Common Stock with a par value of $.0006 per share ("Common Stock") and five million (5,000,000) shares of Preferred Stock with a par value of $.01 per share ("Preferred Stock").

    A. COMMON STOCK

    SECTION 1. VOTING RIGHTS.  The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation.

    SECTION 2. LIQUIDATION RIGHTS.  Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of any series of Preferred Stock then outstanding have been paid or declared and set apart for payment, and subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding to share in any remaining assets of the Corporation, the holders of the Common Stock will be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.

    SECTION 3. DIVIDENDS.  To the extent permitted under the General Corporation Law of Delaware and subject to the rights, if any, of the Preferred Stock, dividends may be paid on the Common Stock as and when declared by the Board of Directors.

    When the filing of this Certificate of Amendment of this Certificate of Incorporation becomes effective (the "Effective Time"), the Corporation's two existing series of common stock shall be reclassified as follows: first, each share of Staples Retail and Delivery Common Stock outstanding or held as treasury shares immediately prior to the Effective Time shall be reclassified as and become one

C-1

share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time, and second, each share of Staples.com Common Stock outstanding or held as treasury shares immediately prior to the Effective Time shall be reclassified into and become 0.4396 shares of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent 0.4396 shares of Common Stock from and after the Effective Time; and that no fractional shares of Common Stock shall be issued as a result of such reclassification and, in lieu of any fractional share of Common Stock to which any stockholder would otherwise be entitled (after aggregating all of the shares of Staples.com Common Stock held by such stockholder), the Corporation shall pay cash equal to such fraction multiplied by $15.925."

    2.  The foregoing amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

    IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President this      day of       , 2001.

STAPLES, INC.
By:	Ronald L. Sargent President

C-2

APPENDIX D

STAPLES, INC. AND SUBSIDIARIES
INDEX TO FINANCIAL INFORMATION

Page
Pro Forma Financial Information
Consolidated Pro Forma Balance Sheet—February 3, 2001 (unaudited)	D-3
Consolidated Pro Forma Statement of Income—53 Weeks Ended February 3, 2001 (unaudited)	D-4
Note to the Consolidated Pro Forma Financial Information (unaudited)	D-5

STAPLES, INC. AND SUBSIDIARIES

CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
(Unaudited)

    The pro forma consolidated financial data presented below for the 53 weeks ended February 3, 2001 was derived from the Company's consolidated financial statements incorporated herein from the Company's Annual Report on Form 10-K.

    On March 15, 2001, the Board of Directors recommended to management the elimination of the separate series of Staples.com Stock and the recapitalization effected as a reclassification of the existing two series of common stock into a single class of Staples Common Stock.

    On March 29, 2001, the Board of Directors agreed to rescind their purchases of shares of Staples.com Stock by selling them to the Company at their original purchase price and agreed to the cancellation all of their options for the purchase of Staples.com Stock.

    The unaudited pro forma balance sheet as of February 3, 2001 gives effect to the reclassification of each share of Staples.com Stock into 0.4396 shares of Staples Common Stock and the reclassification of each share of Staples RD Stock into one share of Staples Common Stock. Each issued and outstanding share of Staples.com Stock has been reclassified into Staples Common Stock by dividing $7.00 by the average of the last reported sales prices of Staples RD Stock on the Nasdaq National Market over the 20 trading days ended March 14, 2001, which was $15.925. In presenting this pro forma information, this transaction was assumed to have occurred on February 3, 2001.

    The unaudited pro forma statements of income for the 53 weeks ended February 3, 2001 gives effect to the reclassification of each share of Staples.com Stock into 0.4396 shares of Staples Common Stock and the reclassification of each share of Staples RD Stock into one share of Staples Common Stock. Each issued and outstanding share of Staples.com Stock has been reclassified into Staples Common Stock by dividing $7.00 by the average of the last reported sales prices of Staples RD Stock on the Nasdaq National Market over the 20 trading days ended March 14, 2001, which was $15.925. In presenting this pro forma information, this transaction was assumed to have occurred on January 30, 2000.

    The unaudited pro forma balance sheet and statements of income are not necessarily indicative of the consolidated financial position or results of operations as they might have been had the transactions actually occurred on the dates indicated.

    The pro forma consolidated financial information should be read in conjunction with the Company's consolidated financial statements and the information in "Company Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2001.

STAPLES, INC. AND SUBSIDIARIES

Consolidated Pro forma Balance Sheet

(Dollar Amounts in Thousands, Except Share Data)

	Historical February 3, 2001	Adjustments	Pro forma February 3, 2001
ASSETS
Current Assets:
Cash and cash equivalents	$263,560	$(7,030)	$256,530
Merchandise inventories	1,639,698		1,639,698
Receivables, net	297,916		297,916
Deferred income taxes	43,955		43,955
Prepaid expenses and other current assets	110,982		110,982

Total current assets	2,356,111	(7,030)	2,349,081
Property and Equipment:
Land and buildings	400,971		400,971
Leasehold improvements	519,681		519,681
Equipment	692,783		692,783
Furniture and fixtures	352,712		352,712

Total property and equipment	1,966,147		1,966,147
Less accumulated depreciation and amortization	665,622		665,622

Net property and equipment	1,300,525		1,300,525
Other Assets:
Lease acquisition costs, net of amortization	58,596		58,596
Goodwill, net of amortization	238,536		238,536
Deferred income taxes	5,490		5,490
Other	30,155		30,155

Total other assets	332,777		332,777

	$3,989,413	$(7,030)	$3,982,383

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$983,851	$—	$983,851
Accrued expenses and other current liabilities	542,923		542,923
Debt maturing within one year	184,505		184,505

Total current liabilities	1,711,279		1,711,279
Long-Term Debt	441,257		441,257
Other Long-Term Obligations	73,047		73,047
Stockholders' Equity:
Preferred stock, $.01 par value-authorized 5,000,000 shares; no shares issued	—		—
Common stock:
Staples Common Stock (formerly Staples RD Stock), $.0006 par value-authorized 1,500,000,000 shares; issued 477,111,602 shares at February 3, 2001 historical and 483,312,520 shares at February 3, 2001 pro forma	285	4	289
Staples.com Stock, $.0006 par value-authorized 600,000,000 shares; issued 14,105,821 shares at February 3, 2001 historical and 0 at February 3, 2001 pro forma	8	(8)	—
Additional paid-in capital	1,285,719	4	1,285,723
Cumulative foreign currency translation adjustments	53		53
Unrealized (loss)/gain on investments	(1)		(1)
Retained earnings	1,008,021		1,008,021
Less: Staples treasury stock (formerly Staples RD treasury stock) at cost, 22,787,300 shares at February 3, 2001 historical and 25,694,266 shares at
February 3, 2001 pro forma	(505,001)	(32,284)	(537,285)
Less: Staples.com treasury stock at cost, 4,449,773 shares at
February 3, 2001 historical and 0 shares at
February 3, 2001 pro forma	(25,254)	25,254	—

Total stockholders' equity	1,763,830	(7,030)	1,756,800

	$3,989,413	$(7,030)	$3,982,383

See note to consolidated pro forma financial information

STAPLES, INC. AND SUBSIDIARIES

Consolidated Pro forma Statement of Income

(Dollar Amounts in Thousands, Except Share Data)

	Fiscal Year Ended
	Historical February 3, 2001	Adjustments	Pro forma February 3, 2001
Sales	$10,673,671	$—	$10,673,671
Cost of goods sold and occupancy costs	8,097,166		8,097,166

Gross profit	2,576,505		2,576,505
Operating and other expenses:
Operating and selling	1,643,162		1,643,162
Pre-opening	22,297		22,297
General and administrative	409,575		409,575
Amortization of goodwill	13,628		13,628
Asset impairment and other charges	205,750		205,750
Store closure credit	(7,250)		(7,250)
Interest and other expense, net	45,158		45,158

Total operating and other expenses	2,332,320		2,332,320

Income before income taxes	244,185		244,185
Income tax expense	184,473		184,473

Net income	$59,712	$—	$59,712

Net income/(loss) attributed to:
Pro forma Staples Common Stock	$—	$59,712	$59,712
Staples RD Stock	71,197	(71,197)	—
Staples.com Stock	(11,485)	11,485	—

	$59,712	$—	$59,712

Basic earnings per common share
Pro forma net income per common share Staples Common Stock			$0.13

Net income per common share Staples RD Stock	$0.16

Net loss per common share Staples.com Stock	$(0.84)

Diluted earnings per common share
Pro forma net income per common share Staples Common Stock			$0.13

Net income per common share Staples RD Stock	$0.15

Net loss per common share Staples.com Stock	$(0.84)

See note to consolidated pro forma financial information

STAPLES, INC. AND SUBSIDIARIES

NOTE TO CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
(Unaudited)

     Unaudited Pro Forma Statements of Income for the 53 weeks ended February 3, 2001 and the Unaudited Pro Forma Balance Sheet as of February 3, 2001 reflect:

  •
  the repurchase of 2,162,980 shares of Staples.com Stock into treasury stock from the Company's Board of Directors at $3.25 per share and the cancellation of the Board of Directors' options with respect to the purchase of 145,480 shares of Staples.com Stock; and

  •
  the proposed amendment to the Restated Certificate of Incorporation, as amended, to reclassify the two series of common stock of the Company (Staples RD Stock and Staples.com Stock) into one single class of common stock (Staples Common Stock) by recapitalizing the 14,105,821 shares of Staples.com Stock issued, including 4,449,773 shares of treasury stock, as of February 3, 2001, and 2,162,980 shares repurchased into treasury stock from the Company's Board of Directors as Staples Common Stock at an assumed conversion ratio such that one share of Staples.com Stock converts into 0.4396 shares of Staples Common Stock and each share of Staples RD Stock converts into one share of Staples Common Stock.

    The weighted average number of shares of common stock used to calculate pro forma basic and diluted earnings per share for Staples Common Stock is 459,547,099 and 466,621,539, respectively.

    Transaction costs have been excluded from the pro forma calculation as such amounts are considered to be non-recurring period costs.

APPENDIX E

AUDIT COMMITTEE CHARTER
Staples, Inc.

Organization

    The Audit Committee is comprised of at least three members of the Staples, Inc. Board of Directors, who are not employees of the Corporation. The Audit Committee shall be composed of directors who are independent of the management of the Corporation and are free of any existing or potential future relationships that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

    The Audit Committee represents the Board of Directors, and assists them in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community. This will include monitoring the quality and integrity of the Corporation's financial reporting, and the effectiveness of its systems of internal control. The Audit Committee oversees the design and operation by management of an internal control structure that monitors progress towards strategic initiatives and controls risk. This responsibility extends to all corporate entities, subsidiaries, joint ventures, etc., whether operating domestically or through foreign affiliates.

    The Audit Committee will meet regularly (at least twice annually) and is to report its activities to the full Board of Directors on a regular basis. The need for additional meetings will be determined by the Chair in consultation with management, internal and independent auditors. At each meeting, time is to be allotted to review the Corporation's financial results.

Responsibilities

    The scope of the Audit Committee's specific responsibilities includes, but is not limited to, the following:

The Independent Auditing Firm:

  •
  To recommend to the Board of Directors the appointment of the independent Auditing firm(s) for the annual audit of the financial statements of the Corporation, its divisions, subsidiaries and benefit plans.

  •
  To routinely meet with the independent Auditing firm to:

  –
  Review the scope of the proposed annual audit.

  –
  Conduct a quarterly review (including management) of the financial statements, and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The Chair of the committee may represent the entire committee for the purposes of this review.

  –
  Conduct a post-audit review of the financial statements, and to discuss the results of the audit, including any significant Management Letter comments or recommendations

  –
  To review the performance of the independent Auditing firm.

The Internal Audit Function:

  •
  To review the activities, organizational structure and qualifications of the Internal Audit function;

E-1

  •
  To routinely meet with the Internal Audit management to:

  –
  Review and approve the proposed yearly Internal Audit Plan;

  –
  Obtain a summary of completed internal audits including management's response, and a status update of audits planned and in-process;

  –
  Be apprised of any material irregularities, fraud or defalcations regarding the unauthorized access to Corporate assets.

Internal Controls:

  •
  To periodically meet with the Corporation's fiscal and accounting management, and with the independent Auditing Firm, to review the adequacy and effectiveness of the Corporation's:

  –
  Overall internal control structure;

  –
  Financial and accounting internal controls;

  –
  Controls over automated information systems;

  –
  The Internal Audit function.

Corporate Governance/Other:

  •
  To review Management's monitoring of compliance with the Corporation's Code of Conduct, contract and spending authorization policies and with the Foreign Corrupt Practices Act.

  •
  To review with the company's counsel any legal matters that could have a significant impact on the Corporation's financial statements.

  •
  To review the findings of any examinations by regulatory agencies, such as the Securities and Exchange Commission.

  •
  To oversee general counsel's program to ensure compliance with laws and regulations in all jurisdictions in which the Corporation operates.

  •
  In order to promote open communication, the Audit Committee will regularly conduct private meetings with management and independent auditors.

E-2

STAPLES, INC.

AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN

1.  Purpose.

    The purpose of this plan (the "Plan") is to secure for Staples, Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees or officers of, and consultants to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined herein).

2.  Types of Options and Awards; Administration.

      a.  Types of Options and Awards.  Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code. Awards of restricted stock made pursuant to Section 13 of the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and shall meet the requirements of Section 13 of the Plan.

      b.  Administration.

        i.   The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion (x) grant options to purchase shares of Staples Retail and Delivery common stock or Staples.com common stock (collectively, "Common Stock") and issue shares upon exercise of such options as provided in the Plan and (y) make restricted stock awards pursuant to Section 13 of the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements, awards and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements and restricted stock awards, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement or restricted stock award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith.

        ii.  The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations and Section 3(b) of this Plan, delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee. Unless all members of the Board of Directors are "outside directors" within the meaning of Section 162(m) of the Code, as such term is interpreted from

1

    time to time, the Board shall appoint such a Committee of two or more directors, all of whom are outside directors, and shall delegate to such Committee all of its powers under the Plan, except that the Board's concurrent approval shall be required for any amendment to the Plan which may be adopted by the Committee; and provided, that any failure of any director or Committee member to satisfy the definition of outside director shall not invalidate any action taken by the Board or Committee with respect to any participant in the Plan, whether or not such person is a "covered employee" within the meaning of Section 162(m) of the Code, as such term is interpreted from time to time.

      c.  Applicability of Rule 16b-3.  Those provisions of the Plan which make express reference to Rule 16b-3 promulgated under the Securities and Exchange Act of 1934 (the "Exchange Act") or, any successor rules ("Rule 16b-3") or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.  Eligibility.

    Options and restricted stock awards may be granted or made to persons who are, at the time of grant, employees or officers of the Company (including any persons who have entered into an agreement with the Company under which they will be employed by the Company in the future) or consultants to the Company; provided, that the class of employees to whom Incentive Stock Options may be granted shall be limited to employees of the Company. A person who has been granted an option or award may, if he or she is otherwise eligible, be granted additional options or awards if the Board of Directors shall so determine; provided, that the maximum number of shares for which options or restricted stock awards may be granted to any one employee during any fiscal year shall be 3,037,500* shares, subject to adjustment as provided in Section 15 below.

4.  Stock Subject to Plan.

    Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 130,300,000 shares of Common Stock (regardless of series). Except as prohibited by Rule 16b-3, (i) if an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants or awards under the Plan and (ii) if restricted stock awarded under the Plan shall be repurchased by the Company, the repurchased shares subject to such award shall again be available for subsequent option grants or awards under the Plan.

5.  Forms of Option Agreements.

    As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.  Purchase Price Upon Exercise of Options.

      a.  General.  Subject to Section 3(b), the purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors but shall in no event be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or, in the case of an Incentive Stock Option described in Section 11(b), be less than 110% of such fair market value.

      b.  Payment of Purchase Price.  Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount

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  equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board) or (iii) by any combination of such methods of payment. The fair market value of any shares of Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined in such manner as may be prescribed by the Board of Directors.

7.  Option Period.

    Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted (or five years in the case of options described in Section 11(b)), and, in the case of non-statutory options, in no event after the expiration of ten years plus 30 days from the date on which the option is granted, and, in either case, options shall be subject to earlier termination as provided in the Plan.

8.  Exercise of Options.

    Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.  Nontransferability of Options.

    Except as otherwise provided by the Board of Directors or by will or the laws of descent and distribution, no option granted under the Plan shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law. During the life of the optionee, the options shall be exercisable only by the optionee. Notwithstanding the foregoing, non-statutory options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

10. Effect of Termination of Employment or Other Relationship.

    Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11. Incentive Stock Options.

    Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

      a.  Express Designation.  All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

      b.  10% Shareholder.  If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than

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  10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

        i.   The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of such series of Common Stock at the time of grant; and

        ii.  The option exercise period shall not exceed five years from the date of grant.

      c.  Dollar Limitation.  For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

      d.  Dermination of Employment, Death or Disability.  No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

        i.   an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

        ii.  if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

        iii.  if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

    For all purposes of the Plan and any option or restricted stock award granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no stock option may be exercised after its expiration date.

12. Additional Provisions.

      a.  Additional Option Provisions.  The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

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      b.  Acceleration, Extension, Etc.  The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

13. Awards.

    A restricted stock award ("award") shall consist of the issuance by the Company of shares of Common Stock (of either series), and purchase by the recipient of such shares, subject to the terms, conditions and restrictions described in the document evidencing the award and in this Section 13 and elsewhere in the Plan.

      a.  Execution of Restricted Stock Award Agreement.  As a condition to an award under the Plan, each recipient of an award shall execute an agreement in such form, which may differ among recipients, as shall be specified by the Board of Directors at the time of such award.

      b.  Price.  The Board of Directors shall determine the price at which shares of Common Stock shall be sold to recipients of awards under the Plan. The Board of Directors may, in its discretion, issue shares pursuant to awards without the payment of any cash purchase price by the recipients (in which case the "price per share originally paid" for purposes of Section 13(d)(3) below shall be zero) or issue shares pursuant to awards at a purchase price below the then fair market value of such series of Common Stock. If a purchase price is required to be paid, it shall be paid in cash or by check payable to the order of the Company at the time that the award is accepted by the recipient, or by such other means as may be approved by the Board of Directors.

      c.  Number of Shares.  The award shall specify the number of shares and series of Common Stock issued thereunder.

      d.  Restrictions on Transfer.  In addition to such other terms, conditions and restrictions upon awards as shall be imposed by the Board of Directors, all shares issued pursuant to an award shall be subject to the following restrictions:

        i.   All shares of Common Stock subject to an award (including any shares issued pursuant to paragraph (e) of this Section) shall be subject to certain restrictions on disposition and obligations of resale to the Company as provided in subparagraph (ii) below for the period specified in the document evidencing the award, and, except as otherwise provided by the Board of Directors, shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of until such restrictions lapse. The period during which such restrictions are applicable is referred to as the "Restricted Period." Notwithstanding the foregoing, the Restricted Period on (i) stock awards that vest based on performance shall not vest earlier than the first anniversary of the date of grant and (ii) stock awards that vest based on the passage of time alone will vest no earlier than the third anniversary of the date of grant.

        ii.  In the event that a recipient's employment with the Company is terminated within the Restricted Period, whether such termination is voluntary or involuntary, with or without cause, or because of the death or disability of the recipient, the Company shall have the right and option for a period of three months following such termination to buy for cash that number of the shares of Common Stock purchased under the award as to which the restrictions on transfer and the forfeiture provisions contained in the award have not then lapsed, at a price equal to the price per share originally paid by the recipient. If such termination occurs within the last three months of the applicable restrictions, the restrictions

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    and repurchase rights of the Company shall continue to apply until the expiration of the Company's three month option period.

        iii.  Notwithstanding subparagraphs (i) and (ii) above, the Board of Directors may, in its discretion, either at the time that an award is made or at any time thereafter, waive its right to repurchase shares of Common Stock upon the occurrence of any of the events described in this paragraph (d) or remove or modify any part or all of the restrictions provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the employee; estate planning needs of the employee; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company or any other nonrecurring significant event affecting the Company, an employee or the Plan. In addition, the Board of Directors may, in its discretion, impose upon the recipient of an award at the time of such award such other restrictions on any shares of Common Stock issued pursuant to such award as the Board of Directors may deem advisable.

      e.  Additional Shares.  Any shares received by a recipient of an award as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to, shares of Common Stock received pursuant to such award shall have the same status and shall bear the same restrictions, all on a proportionate basis, as the shares initially purchased pursuant to such award.

      f.  Transfers in Breach of Award.  If any transfer of shares purchased pursuant to an award is made or attempted contrary to the terms of the Plan and of such award, the Board of Directors shall have the right to purchase for the account of the Company those shares from the owner thereof or his or her transferee at any time before or after the transfer at the price paid for such shares by the person to whom they were awarded under the Plan. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by specific performance to the extent permitted by law. The Company may refuse for any purpose to recognize as a shareholder of the Company any transferee who receives any shares contrary to the provisions of the Plan and the applicable award or any recipient of an award who breaches his or her obligation to resell shares as required by the provisions of the Plan and the applicable award, and the Company may retain and/or recover all dividends on such shares which were paid or payable subsequent to the date on which the prohibited transfer or breach was made or attempted.

      g.  Additional Award Provisions.  The Board of Directors may, in its sole discretion, include additional provisions in any award granted under the Plan as shall be determined by the Board of Directors.

14. Rights as a Shareholder.

    The holder of an option or recipient of an award shall have no rights as a shareholder with respect to any shares covered by the option or award (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued. Notwithstanding the foregoing, in the event the Company effects a split of either class of Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of such class of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

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15. Adjustment Provisions for Recapitalizations and Related Transactions.

      a.  General.  If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of one or both series of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of one or both series of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (w) the maximum number of shares for which awards may be granted to any one employee during any fiscal year, as set forth in the last sentence of Section 3, (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan for such series of Common Stock, and (z) the price for each share subject to any then outstanding options under the Plan or repurchase rights of the Company for such series of Common Stock, without changing the aggregate purchase price as to which such options or repurchase rights remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

      b.  Board Authority to Make Adjustments.  Any adjustments under this Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16. Merger, Consolidation, Asset Sale, Liquidation, etc.

      a.  General.  In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of one or both series of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options for such series of Common Stock: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of one or both series of Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to such optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any such outstanding options shall become exercisable in full immediately prior to such event.

      b.  Substitute Options.  The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The

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  Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances so long as the ratio of the option exercise price to the fair market value of the stock for the substitute option is no more favorable to the optionee than the ratio of the option exercise price to the fair market value of the original option immediately before such substitution.

17. No Special Employment Rights.

    Nothing contained in the Plan or in any option or award shall confer upon any optionee or any recipient of an award any right with respect to the continuation of his or her employment by the Company or consulting relationship with the Company or interfere in any way with the right of the Company at any time to terminate such employment or consulting relationship or to increase or decrease the compensation of the optionee.

18. Other Employee Benefits.

    Except as to plans which by their terms include such amounts as compensation, neither the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise nor the value of an award granted to an employee will constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19. Amendment of the Plan.

      a.  The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, provided, however, that without approval of the stockholders of the Company, no amendment may (i) increase the number of shares covered by the Plan, (ii) materially increase the benefits provided under the Plan or (iii) add a class of participants to the Plan. In addition, if at any time the approval of the shareholders of the Company is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

      b.  The termination or any modification or amendment of the Plan shall not, without the consent of an optionee or recipient of an award, affect his or her rights under an option or award previously granted to him or her. With the consent of the optionee or recipient of an award affected, the Board of Directors may amend outstanding option agreements or awards in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option or award to the extent necessary to ensure the qualification of the Plan under Rule 16b-3 or is required to ensure that any compensation attributable to any option under the Plan is deductible by the Company for federal income tax purposes under Section 162(m), or any successor rule.

20. Withholding.

      a.  The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of an award any federal, state or local taxes of any kind required by law

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  to be withheld with respect to any shares issued upon exercise of options under the Plan or upon the expiration or termination of the Restricted Period relating to shares subject to the award. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee or recipient of an award may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or upon the expiration or termination of the Restricted Period relating to shares subject to the award or (ii) by delivering to the Company shares of Common Stock already owned by the optionee or award recipient. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee or award recipient who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

      b.  Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

      c.  If the recipient of an award under the Plan elects, in accordance with Section 83(b) of the Code, to recognize ordinary income in the year of acquisition of any shares awarded under the Plan, the Company will require at the time of such election an additional payment for withholding tax purposes based on the difference, if any, between the purchase price of such shares and the fair market value of such shares as of the date immediately preceding the date of the award.

21. Cancellation and New Grant of Options, Etc.

    Subject to the approval of the stockholders of the Company, the Board of Directors shall have the authority to effect, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock (of either series) and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22. Effective Date and Duration of the Plan.

      a.  Effective Date.  The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that

9

  such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

      b.  Termination.  Unless sooner terminated in accordance with Section 16, the Plan shall terminate, with respect to Incentive Stock Options, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan or the grant of awards. Unless sooner terminated in accordance with Section 16, the Plan shall terminate with respect to awards and options which are not Incentive Stock Options on the date specified in (ii) above. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23. Provision for Foreign Participants.

    The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

                      Adopted by the Board of Directors on April 16, 1992 and approved by the stockholders on June 18, 1992; amended by the Board of Directors on March 25, 1993 and approved by the stockholders on June 25, 1993; as further amended by the Board of Directors on June 25, 1993, which amendment did not require stockholder approval; as further amended, restated and renamed by the Board of Directors on April 27, 1994, and approved by the stockholders on June 30, 1994; as further amended on September 3, 1996, and approved by the stockholders on June 18, 1997; as further amended on September 14, 1999, and approved by stockholders on November 9, 1999; and as further amended by the Board of Directors on March 7, 2000; as further amended on March 5, 2001, and approved by the stockholders on                .

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CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF STAPLES, INC.
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STAPLES, INC. AND SUBSIDIARIES Consolidated Pro forma Balance Sheet (Dollar Amounts in Thousands, Except Share Data)
STAPLES, INC. AND SUBSIDIARIES Consolidated Pro forma Statement of Income (Dollar Amounts in Thousands, Except Share Data)
STAPLES, INC. AND SUBSIDIARIES NOTE TO CONSOLIDATED PRO FORMA FINANCIAL INFORMATION (Unaudited)
AUDIT COMMITTEE CHARTER Staples, Inc.
STAPLES, INC.
AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN